CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT is made effective the 26th day of September, 2018.

AMONG:

BREATHTEC BIOMEDICAL, INC.,

a corporation existing under the laws of the Province of British Columbia, having an office at Suite 915 - 700 West Pender Street, Vancouver, British Columbia V6C 1G8

(hereinafter referred to as the "Purchaser")

- and -

NASH PHARMACEUTICALS INC.

a corporation existing under the laws of the Province of British Columbia, having an office at 179 McDermot Avenue, Winnipeg, Manitoba R3B 0S1

(hereinafter referred to as "NASH")

-and-

The common shareholders of NASH listed in the attached Schedule "A" (which shareholders, together, if applicable, with any persons that become shareholders of NASH prior to Closing, hereinafter collectively referred to as, the "Shareholders", and individually as, a "Shareholder")

-and-

The warrantholders of NASH listed in the attached Schedule "B" (hereinafter collectively referred to as, the "Warrantholders", and individually as, a "Warrantholder")

WHEREAS:

A. The Shareholders are collectively the legal and beneficial owners of all of the issued and outstanding common shares (the "NASH Shares") in the capital of NASH;

B. The Purchaser has agreed to purchase all of the outstanding NASH Shares (the "Transaction") on the terms and conditions set forth in this Agreement; and

C. The Securityholders (as defined below) who have executed this Agreement have agreed to the Transaction.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the respective covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I
INTERPRETATION

1.01 Definitions

In this Agreement, unless otherwise defined, capitalized words and terms shall have the following meanings:

(a) "Agreement" means this share exchange agreement as the same may be supplemented or amended from time to time;

(b) "Alternative Transaction" means any of the following (and excludes the transactions contemplated by this Agreement): (a) any merger, amalgamation, arrangement, share exchange, take-over bid, tender offer, recapitalization, consolidation or other business combination directly or indirectly involving NASH or the Purchaser, or any analogous transaction whereby NASH or the Purchaser becomes directly or indirectly publicly listed; (b) any acquisition of all or substantially all of the assets of NASH or the Purchaser (or any lease, long-term supply agreement, exchange, mortgage, pledge or other arrangement having a similar economic effect); (c) any acquisition of beneficial ownership of 50% or more of NASH's or the Purchaser's common shares in a single transaction or a series of related transactions; (d) any acquisition by NASH or the Purchaser of any assets or capital stock of another person (other than acquisitions of capital stock or assets of any other person that are not, individually or in the aggregate, material to NASH or he Purchaser); or (e) any bona fide proposal to, or public announcement of an intention to, do any of the foregoing on or before the Termination Date;

(c) "Applicable Laws" means all applicable rules, policies, notices, orders and legislation of any kind whatsoever of any Governmental Authority having jurisdiction over the transactions contemplated hereby;

(d) "BCBCA" means the Business Corporations Act (British Columbia);

(e) "Books and Records" means all technical, business and financial records, financial books and records of account, books, data, reports, files, lists, drawings, plans, logs, briefs, customer and supplier lists, deeds, certificates, contracts, surveys, title opinions or any other documentation and information in any form whatsoever (including written, printed, electronic or computer printout form) relating to a corporation and its business;

(f) "Business Day" means a day which is not a Saturday, Sunday or a statutory holiday in the Province of British Columbia;

(g) "Closing" means the completion of the Transaction in accordance with the terms and conditions of this Agreement;

(h) "Closing Date" means the date of Closing, which shall be the fifth Business Day following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the Transaction (other than conditions that are satisfied with respect to actions the respective parties will take at the Closing itself), or such other date as the parties may mutually determine;

(i) "Common Shares" means common shares without par value in the capital of the Purchaser;

(j) "Consolidation" means the consolidation of the issued and outstanding Common Shares on the basis of one (1) "new" Common Share for every two (2) pre-consolidation Common Shares issued and outstanding;

(k) "Contracts" (individually, a "Contract") means all written or oral outstanding contracts and agreements, leases (including the real property leases), third-party licenses, insurance policies, deeds, indentures, instruments, entitlements, commitments, undertakings and orders made by or to which a party is bound or under which a party has, or will have, any rights or obligations and includes rights to use, franchises, license and sub-licenses agreements and agreements for the purchase and sale of assets or shares;

(l) "Corporate Records" means the corporate records of a corporation, including (i) its articles, notice of articles or other constating documents, any unanimous shareholders agreement and any amendments thereto; (ii) all minutes of meetings and resolutions of shareholders, directors and any committee thereof; (iii) the share certificate books, register of shareholders, register of transfers and registers of directors and officers; and (iv) all accounting records;

(m) "CSE" means the Canadian Securities Exchange, operated by the CNSX Markets Inc.;

(n) "Disclosed" means, in the case of the Shareholders and NASH, fairly disclosed (with sufficient details to identify the nature and scope of the matter disclosed) in the Disclosure Letter, and, in the case of the Purchaser, fairly disclosed in writing to NASH prior to the date of this Agreement (with sufficient details to identify the nature and scope of the matter disclosed);

(o) "Disclosure Letter" means a letter of even date with this Agreement from NASH to the Purchaser that is described as the 'Disclosure Letter';

(p) "GAAP" means generally accepted accounting principles in Canada (and, if applicable, includes International Financial Reporting Standards);

(q) "Governmental Authority" means any (a) multinational, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, court, tribunal, commission, board or agency, domestic or foreign, or (b) regulatory authority, including any securities commission, or stock exchange, including the CSE;

(r) "IP" means any and all intellectual property or proprietary rights arising at law or in equity, including, without limitation, (i) patents, all patent rights and all patent rights and all applications therefor and all reissues, re-examinations, continuations, continuations- in-part, divisions, and patent term extensions thereof, (ii) inventions (whether patentable or not), discoveries, improvements, concepts, innovations and industrial models, (iii) registered and unregistered copyrights, copyright registrations and applications, mask works and mask work registrations and applications therefor, author's rights and works of authorship, (iv) URLs, web sites, web pages and any part thereof, (v) technical information, know-how, trade secrets, drawings, designs, design protocols, specifications, proprietary data, customer lists, databases, proprietary and manufacturing processes, technology, formulae, and algorithms, (vi) trade names, trade dress, trademarks, domain names, service marks, logos, business names, and registrations and applications therefor, (vii) industrial designs or design patents, whether or not patentable or registrable, patented or registered or the subject of applications for registration or patent or registration and all rights of priority, applications, continuations, continuations-in-part, divisions, re-examinations, reissues and other derivative applications and patents therefor, (viii) licenses, contacts and agreements otherwise relating to the IP, and (ix) the goodwill symbolized or represented by the foregoing;

(s) "laws" means all statutes, codes, ordinances, decrees, rules, regulations, municipal by- laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, or any provisions of the foregoing, including general principles of common and civil law and equity, binding on or affecting the person referred to in the context in which such word is used; and "law" means any one of them;

(t) "Lien" means any mortgage, encumbrance, charge, pledge, hypothecation, security interest, assignment, lien (statutory or otherwise), charge, title retention agreement or arrangement, restrictive covenant or other encumbrance of any nature or any other arrangement or condition, which, in substance, secures payment, or performance of an obligation;

(u) "Material Adverse Effect" means (i) any change, effect, fact, circumstance or event which, individually or when taken together with any other changes, effects, facts, circumstances or events, could reasonably be expected to be materially adverse to the assets, liabilities, condition (financial or otherwise), business, properties or results of operation of the Purchaser or NASH, as applicable, or (ii) a material impairment of or delay in the ability of the parties (or any one of them) to perform their obligations hereunder or consummate the Transaction;

(v) "Material Contract" means any Contract to which a person is a party and which is material to such person, including any Contract: (i) the termination of which would have a Material Adverse Effect on such person; (ii) any contract which would result in payments to or from such person or its subsidiaries (if any) in excess of $25,000, whether payable in one payment or in successive payments; (iii) any agreement or commitment relating to the borrowing of money or to capital expenditures; and (iv) any agreement or commitment not entered into in the ordinary course of business;

(w) "material fact" shall have the meaning ascribed to it in the Securities Act (British Columbia);

(x) "Maturity Date" has the meaning set forth in Section 3.06(b);

(y) "misrepresentation" shall have the meaning ascribed to it in the Securities Act (British Columbia);

(z) "NASH Board" means the board of directors of NASH;

(aa) "NASH Shares" has the meaning set forth in the recitals of this Agreement;

(bb) "NASH Material Contracts" has the meaning set forth in Section 6.03(i);

(cc) "NASH Shareholder Consent Agreement" means the consent agreement to be entered into between the Purchaser and each New NASH Shareholder by the Time of Closing, substantially in the form attached hereto as Schedule "B";

(dd) "New NASH Shareholder" has the meaning set forth in Section 2.01;

(ee) "Non-Resident Securityholders" means those Securityholders identified in the attached Schedule "A" as being non-residents of Canada for the purposes of the Tax Act;

(ff) "Payment Shares" has the meaning set forth in Section 2.02;

(gg) "person" includes an individual, sole proprietorship, partnership, limited partnership, unincorporated association or organization, unincorporated syndicate, body corporate, trust, trustee, executor, administrator, legal representative of the Crown or any agency or instrumentality thereof;

(hh) "Purchased Shares" means all of the NASH Shares purchased by the Purchaser pursuant to this Agreement;

(ii) "Purchaser Board" means the board of directors of the Purchaser;

(jj) "Purchaser Financial Statements" has the meaning set forth in Section 6.01(o);

(kk) "Purchaser Material Contracts" has the meaning set forth in Section 6.01(v);

(ll) "Purchaser Shareholders" means the holders of Common Shares;

(mm) "Regulation D" means Regulation D under the U.S. Securities Act;

(nn) "Regulation S" means Regulation S under the U.S. Securities Act;

(oo) "Replacement Warrants" has the meaning set forth in Section 2.03;

(pp) "Resulting Issuer" means the resulting issuer after the business combination of the Purchaser and NASH;

(qq) "Securities Laws" means the securities legislation having application, the regulations and rules thereunder and all administrative policy statements, instruments, blanket orders, notices, directions and rulings issued or adopted by the applicable securities regulatory authority, all as amended;

(rr) "Securityholders" means the Shareholders and Warrantholders;

(ss) "SEDAR" means the System for Electronic Document Analysis and Retrieval of the Canadian Securities Administrators;

(tt) "Shareholders" and "Shareholder" have the respective meanings set forth in the first page of this Agreement;

(uu) "Tax" means any tax, impost, levy, withholding, duty, fee, premium, assessment and other charge of any kind, however denominated and any instalment or advance payment in respect thereof, including any interest, penalties, fines or other additions that have been, are or will become payable in respect thereof, imposed by any Governmental Authority, including for greater certainty any income, gain or profit tax (including federal, state, provincial and territorial income tax), payroll and employee withholding tax, employment or payroll tax, unemployment insurance, disability tax, social insurance tax, social security contribution, sales and use tax, consumption tax, customs tax, ad valorem tax, excise tax, goods and services tax, harmonized sales tax, franchise tax, gross receipts tax, capital tax, business license tax, alternative minimum tax, estimated tax, abandoned or unclaimed (escheat) tax, occupation tax, real and personal property tax, stamp tax, environmental tax, transfer tax, severance tax, workers' compensation, Canada and other government pension plan premium or contribution and other governmental charge, and other obligations of the same or of a similar nature to any of the foregoing, together with any interest, penalties or other additions to tax that may become payable in respect of such tax, and any interest in respect of such interest, penalties and additions whether disputed or not, and "Taxes" has a corresponding meaning;

(vv) "Tax Act" means the Income Tax Act (Canada);

(ww) "Tax Return" means all returns, declarations, designations, forms, schedules, reports, elections, notices, filings, statements (including withholding tax returns and reports and information returns and reports) and other documents of every nature whatsoever filed or required to be filed with any Governmental Authority with respect to any Tax together with all amendments and supplements thereto;

(xx) "Termination Date" means October 31, 2018, or such later date as may be agreed in writing between the Purchaser and NASH;

(yy) "Time of Closing" means 10:00 a.m. (Vancouver time) on the Closing Date, or such other time as the parties may mutually determine;

(zz) "Transaction" has the meaning set forth in the recitals of this Agreement;

(aaa) "United States" means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

(bbb) "U.S. Person" means a U.S. person as defined in Rule 902(k) of Regulation S under the U.S. Securities Act;

(ccc) "U.S. Securities Act" means the United States Securities Act of 1933, as amended;

(ddd) "U.S. Securityholder" means (i) a U.S. Person, (ii) any person who receives or received an offer of the Payment Shares while in the United States; (iii) any person acquiring the Payment Shares on behalf of, or for the account or benefit of any U.S. Person or any person in the United States, or (iv) any person who is or was in the United States at the time when such person executed or delivered this Share Exchange Agreement;

(eee) "Warrants" means common share purchase warrants to acquire up to 14,800,000 NASH Shares; and

(fff) "Warrantholder" and "Warrantholders" means those holders of Warrants.

1.02 Currency

All sums of money which are referred to in this Agreement are expressed in lawful money of Canada unless otherwise specified.

1.03 Interpretation Not Affected by Headings, etc.

The division of this Agreement into articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to an Article, Section or a Schedule or Exhibit refers to the specified Article or Section of, or Schedule or Exhibit to this Agreement.

1.04 Number, etc.

Unless the subject matter or context requires the contrary, words importing the singular number only shall include the plural and vice versa; words importing the use of any gender shall include all genders and words importing persons shall include natural persons, firms, trusts, partnerships and corporations.

1.05 Date for Any Action

In the event that any date on which any action is required or permitted to be taken hereunder by any person is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.06 Statutory References

Any reference in this Agreement to a statute includes all regulations and rules made thereunder, all amendments to such statute in force from time to time and any statute, regulation or rule that supplements or supersedes such statute, regulation or rule.

1.07 Accounting Principles

Wherever in this Agreement reference is made to generally accepted accounting principles, such reference shall be deemed to be the International Financial Reporting Standards or the Canadian generally accepted accounting principles, as applicable, approved by the International Accounting Standards Board or the Canadian Institute of Chartered Accountants, as the case may be, or any successor thereto, applicable as at the date on which a calculation is made or required to be made in accordance with generally accepted accounting principles.

1.08 Knowledge

(a) Any reference herein to "the knowledge of the Purchaser" (or similar expressions) will be deemed to mean the actual knowledge of any director of the Purchaser, together with the knowledge such person would have had if they had conducted a diligent inquiry into the relevant subject matter.

(b) Any reference herein to "the knowledge of NASH" (or similar expressions) will be deemed to mean the actual knowledge of Dr. Mark Willaims, Chief Executive Officer of NASH, together with the knowledge such person would have had if they had conducted a diligent inquiry into the relevant subject matter.

(c) Any reference herein to "the knowledge of the Shareholder" (or similar expressions) will be deemed to mean the actual knowledge of the applicable Shareholder, together with the knowledge such person would have had if they had conducted a diligent inquiry into the relevant subject matter.

1.09 Schedules

The schedules to this Agreement, listed below, are an integral part of this Agreement, and must be completed and attached before the Closing Date for this Agreement to be fully-integrated and thereafter enforceable by or against either Party:

Schedule	Description

Schedule A	Shareholders of NASH

Schedule B	Warrantholders of NASH

Schedule C	NASH Shareholder Consent Agreement

Schedule D	U.S. Representation Letter for U.S. Securityholders

ARTICLE II

PURCHASE AND SALE OF PURCHASED SHARES

2.01 Purchase and Sale

Subject to the terms and conditions hereof, each of the Shareholders covenants and agrees to sell, assign and transfer to the Purchaser and the Purchaser covenants and agrees to purchase from the Shareholders, the number of Purchased Shares which are beneficially owned by such Shareholder at the Time of Closing. As of the date of this Agreement, the number of Purchased Shares which are beneficially owned by each Shareholder is the number set forth opposite the name of such Shareholder as set out in Schedule "A" attached hereto.

It is acknowledged and agreed that, prior to Closing, the Shareholders may transfer some or all of their NASH Shares to a trustee or nominee shareholder (the "New NASH Shareholder") (while retaining beneficial ownership) as part of personal tax planning and the Purchaser shall be notified in writing of any such transfer not less than five (5) Business Days prior to Closing, on condition that such transferring Shareholder obtains the consent and agreement of the New NASH Shareholder to the Transaction evidenced by the execution and delivery by such New NASH Shareholder of a NASH Shareholder Consent Agreement in the form attached as Schedule "C" hereto. The parties agree that the New NASH Shareholder shall become a party to and be bound by this Agreement holding the NASH Shares previously registered in the name of the transferor of those Purchased Shares.

In addition, for greater certainty, if any Shareholder, may acquire any additional NASH Shares (for example, from another Shareholder that might not be a party to this Agreement, or with the consent of the Purchaser), such additional NASH Shares so acquired shall form part of the Purchased Shares and the applicable Shareholder covenants and agrees to sell, assign and transfer to the Purchaser and the Purchaser covenants and agrees to purchase from such Shareholder the additional NASH Shares held by such Shareholder so acquired, in addition to the Purchased Shares described in Schedule "A".

2.02 Purchase Price

In consideration for the acquisition of the NASH Shares, the Purchaser shall issue from treasury to the Shareholders pro rata in proportion to their holdings of Purchased Shares at the Time of Closing, an aggregate of 15,800,000 Common Shares, free and clear of any encumbrances (the "Payment Shares"). To the extent a NASH Shareholder is to receive a fractional Payment Share, that entitlement shall be rounded down to the nearest whole number and no consideration shall be payable therefore. The Payment Shares are being issued on a post-Consolidation basis at a deemed value of $0.24 per Payment Share.

2.03 Convertible Securities

At the Time of Closing, NASH may have up to 14,800,000 warrants outstanding (the "Warrants"). At the Time of Closing, each of the Warrantholders shall dispose of their respective right to acquire NASH Shares under the outstanding Warrant held by such Warrantholder at that time and those outstanding Warrants shall be deemed immediately cancelled. In consideration for the disposition by a Warrantholder of each right to acquire one NASH Share under a Warrant, the Warrantholder shall receive the right to acquire one post-Consolidation Common Share (each a "Replacement Warrant" and collectively, the "Replacement Warrants"), rounded down to the nearest whole number of Common Shares. The exercise price under each Replacement Warrant will be equal to the exercise price at the Closing Time under the particular Warrant that was cancelled in consideration for such Replacement Warrant and the expiration date for each Replacement Warrant will be the same date as the expiration date of such Warrant.

2.04 Tax Election

The Purchaser agrees that, at the request and expense of any Shareholder who is resident in Canada for the purposes of the Tax Act, the Purchaser shall jointly elect with the Shareholder for the provisions of subsection 85(1) or (2) of the Tax Act and any equivalent provision under provincial legislation (each a "Tax Election Provision") to apply to the Purchased Shares acquired by the Purchaser from the Shareholder. In order to make any such election, the Shareholder shall prepare any prescribed election form (each a "Tax Election Form") and deliver any such Tax Election Form to the Purchaser within 90 days of the Closing Date. Upon receipt, the Purchaser shall sign the Tax Election Form and deliver a copy of the Tax Election Form to the Shareholder by mail using the address that the Shareholder provided to the Purchaser in the Tax Election Form within 30 days. It shall be the sole responsibility of the Shareholder making the request to file the Tax Election Form with the Canada Revenue Agency or relevant provincial Governmental Authority. The Purchaser shall not be liable for any damages arising to a Shareholder for a late filing of a Tax Election Form or any errors or omissions on a Tax Election Form.

Notwithstanding anything contained in this Agreement, the Purchaser does not assume and shall not be liable for any taxes under the Tax Act or under provincial legislation or any other amount whatsoever which may be or become payable by Shareholders including, without limiting the generality of the foregoing, any Tax resulting from or arising as a consequence of the sale by Shareholders to the Purchaser of the Purchased Shares herein contemplated, or the availability (or lack thereof) of any Tax Election Provision, or the content or impact of any election made under any Tax Election Provision.

2.05 Restrictions on Resale

Each of the Securityholders acknowledges and agrees as follows:

(a) the transfer of the Purchased Shares and the issuance of the Payment Shares, in exchange therefor, and the issuance of the Replacement Warrants, will be made pursuant to appropriate exemptions (the "Exemptions") from the formal takeover bid and registration and prospectus (or equivalent) requirements of the Securities Laws;

(b) that the CSE, in addition to any restrictions on transfer imposed by applicable securities laws, may require certain of the Payment Shares and Replacement Warrants to be held in escrow in accordance with the policies of the CSE;

(c) as a consequence of acquiring the Payment Shares or Replacement Warrants pursuant to the Exemptions:

(i) the Securityholder will be restricted from using certain of the civil remedies available under the Securities Laws;

(ii) the Securityholder may not receive information that might otherwise be required to be provided to the Securityholder, and the Purchaser is relieved from certain obligations that would otherwise apply under Securities Laws if the Exemptions were not being relied upon by the Purchaser;

(iii) no securities commission, stock exchange or similar regulatory authority has reviewed or passed on the merits of an investment in the Payment Shares or Replacement Warrants;

(iv) there is no government or other insurance covering the Payment Shares or Replacement Warrants; and

(v) an investment in the Payment Shares or Replacement Warrants is speculative and of high risk;

(d) although no hold periods are currently expected to be applicable, the certificates representing the Payment Shares and Replacement Warrants will bear such legends as required by Securities Laws and the policies of the CSE and it is the responsibility of the Securityholder to find out what those restrictions are and to comply with them before selling the Payment Shares or Common Shares issuable upon exercise of a Replacement Warrant; and

(e) the Securityholder is knowledgeable of, or has been independently advised as to, the Applicable Laws of that jurisdiction which apply to the sale of the Purchased Shares and Common Shares issuable on exercise of a Replacement Warrants and the issuance of the Payment Shares and Common Shares issuable on exercise of a Replacement Warrants and which may impose restrictions on the resale of such Payment Shares or Common Shares issuable on exercise of a Replacement Warrant in that jurisdiction and it is the responsibility of the Securityholder to find out what those resale restrictions are, and to comply with them before selling the Payment Shares or Common Shares.

2.06 Purchaser Shareholder Approval

(a) If required by a Governmental Authority or Applicable Law, on or before the fifth (5th) Business Day prior to the Termination Date the Purchaser shall obtain the written consent to the Transaction from the shareholders of the Purchaser who hold greater than 50% of the issued and outstanding shares of the Purchaser, in a form and in a manner acceptable to the CSE (the "Purchaser Shareholder Approval").

ARTICLE III

CHANGE IN DIRECTORS OF NASH

3.01 New Directors of NASH

Effective at the Closing, NASH shall cause the NASH Board to be restructured, through resignations and appointments, so that it shall consist of the following individuals:

(a) Michael Sadhra;

(b) Raj Attariwala; and

(c) David Levine.

forming the NASH Board immediately following Closing. If any of the proposed directors are not acceptable to the CSE or are otherwise unable to act as directors of NASH following Closing, the Parties shall have the sole right to nominate other nominees to the NASH Board following Closing.

3.02 New Officers of NASH

Effective at the Closing, the officers of NASH following the Transaction will be determined by the reconstituted NASH Board and the Purchaser and NASH agree to take such commercially reasonable action as permitted under Applicable Laws such that the senior officers of NASH after Closing are constituted of the following individuals:

(a) Christopher Moreau, as Chief Executive Officer; and

(b) Michael Sadhra, as Chief Operating Officer and Corporate Secretary.

3.03 PIFs

If required by the CSE, NASH shall deliver to the Purchaser (for further delivery by the Purchaser to the CSE) a CSE Form 2A - Personal Information/Consent Form duly completed by each of the proposed directors and officers and identified above, on or before the Closing Date.

ARTICLE IV
CONDITIONS OF CLOSING

4.01 Mutual Conditions of Closing

The obligations to complete the Transaction are subject to the fulfillment of the following conditions on or before the Time of Closing:

(a) there shall be no action taken under any applicable law by any court or Governmental Authority that makes it illegal or restrains, enjoins or prohibits the Transaction, results in a judgment or assessment of damages relating to the Transaction that is materially adverse to the Purchaser or NASH or that could reasonably be expected to impose any condition or restriction upon the Purchaser or NASH which, after giving effect to the Transaction, would so materially and adversely impact the economic or business benefits of the Transaction as to render inadvisable the consummation of the Transaction;

(b) there shall be no legislation (whether by statute, regulation, order-in-council, notice of ways and means motion, by-law or otherwise) enacted, introduced or tabled which, in the opinion of the Purchaser, acting reasonably, adversely affects or may adversely affect the Transaction;

(c) receipt of all required regulatory, corporate and third party approvals including CSE approval, if applicable, and compliance with all applicable regulatory requirements and conditions necessary to complete the Transaction

(d) neither party shall be subject to unresolved litigation or court proceedings;

(e) the Consolidation shall have been completed and if necessary, approved by the Purchaser's shareholders;

(f) there being no prohibition at law against the completion of the Transaction; and

(g) the Closing Date shall be on or before the Termination Date.

The foregoing conditions precedent are for the benefit of all Parties and may be waived by NASH (on its own behalf and on behalf of the Securityholders) and the Purchaser, in whole or in part, without prejudice to any Parties right to rely on any other condition in favour of any Party.

4.02 Conditions of Closing in Favour of the Purchaser

The obligations of the Purchaser to complete the Transaction are subject to the fulfillment of the following conditions on or before the Time of Closing:

(a) the Securityholders and NASH shall have tendered all closing deliveries set forth in Sections 5.03 and 5.04, respectively, including delivery of the Purchased Shares, duly endorsed in blank for transfer or accompanied by duly executed stock transfer powers or other evidence of authorizing transfer of the Purchased Shares to the Purchaser acceptable to the Purchaser, acting reasonably;

(b) receipt of evidence of the Purchaser Shareholder Approval, if applicable;

(c) on or before the Time of Closing, NASH shall have obtained the consent of each of the New NASH Shareholders, if any, evidenced by the delivery of the NASH Shareholder Consent Agreements;

(d) neither NASH nor any of the Shareholders shall have violated Section 10.01;

(e) the representations and warranties of NASH set forth in this Agreement shall have been true and correct as of the date hereof and shall be true and correct at the Time of Closing in all respects (in the case of any representation or warranty containing any materiality or Material Adverse Effect qualifier) or in all material respects (in the case of any representation or warranty without any materiality or Material Adverse Effect qualifier), except as affected by the transactions contemplated by this Agreement, and a certificate of a senior officer of NASH to this effect shall have been delivered to the Purchaser;

(f) all of the terms, covenants and conditions of this Agreement to be complied with or performed by NASH at or before the Time of Closing will have been complied with or performed and a certificate of a senior officer of NASH to this effect shall have been delivered to the Purchaser;

(g) the representations and warranties of the Securityholders set forth in this Agreement shall have been true and correct in all material respects as of the date hereof and shall be true and correct in all material respects as of the Time of Closing and delivery by each Securityholders of the documents described in Section 5.04 required to be delivered by such Securityholders shall constitute a reaffirmation and confirmation by such Securityholders of such representations and warranties;

(h) all of the terms, covenants and conditions of this Agreement to be complied with or performed by the Securityholders at or before the Time of Closing will have been complied with or performed and delivery of the documents described in Section 5.04 shall constitute confirmation of such compliance and performance;

(i) all consents, assignments, waivers, permits, orders and approvals of all Governmental Authorities or other persons, including all those party to the material contracts listed in Section 6.03(i), necessary to permit the completion of the Transaction shall have been obtained;

(j) all of the principals of NASH are acceptable to regulators including the CSE;

(k) the completion of the Transaction without being classified as a "Fundamental Change" for the Purchaser, pursuant to the policies of the CSE;

(l) there being no inquiry or investigation (whether formal or informal) in relation to NASH or its respective directors or officers commenced or threatened by any securities commission or official of the CSE or regulatory body having jurisdiction such that the outcome of such inquiry or investigation could have a material adverse effect on, NASH, its business, assets or financial condition; and

(m) there shall not have been after the date of this Agreement any Material Adverse Effect with respect to NASH.

The foregoing conditions precedent are for the benefit of the Purchaser and may be waived by the Purchaser, in whole or in part, without prejudice to the Purchaser's right to rely on any other condition in favour of the Purchaser.

4.03 Conditions of Closing in Favour of NASH and the Securityholders

The obligations of NASH and the Securityholders to complete the Transaction are subject to the fulfillment of the following conditions on or before the Time of Closing:

(a) the Purchaser shall have tendered all closing deliveries set forth in Section 5.02 including delivery of the Payment Shares and Replacement Warrants and evidence of the Purchaser Shareholder Approval, if required;

(b) all consents, waivers, permits, orders and approvals of all Governmental Authorities (including the CSE) or other persons, including, if applicable, all those party to the material contracts listed in Schedule 6.01(v) necessary to permit the completion of the Transaction shall have been obtained;

(c) the Purchaser shall not have violated Section 10.02;

(d) the representations and warranties of the Purchaser set forth in this Agreement shall have been true and correct as of the date hereof and shall be true and correct at the Time of Closing in all respects (in the case of any representation or warranty containing any materiality or Material Adverse Effect qualifier) or in all material respects (in the case of any representation or warranty without any materiality or Material Adverse Effect qualifier), except as affected by the transactions contemplated by this Agreement, and a certificate of a senior officer of the Purchaser to this effect shall have been delivered to the Shareholders;

(e) all of the terms, covenants and conditions of this Agreement to be complied with or performed by the Purchaser at or before the Time of Closing will have been complied with or performed and a certificate of a senior officer of the Purchaser to this effect shall have been delivered to the Securityholders and NASH;

(f) there shall not have been after the date of this Agreement any Material Adverse Effect with respect to the Purchaser;

(g) the Payment Shares will have been approved for issuance by the directors of the Purchaser;

(h) there being no inquiry or investigation (whether formal or informal) in relation to the Purchaser or its respective directors or officers commenced or threatened by any securities commission or official of the CSE or regulatory body having jurisdiction such that the outcome of such inquiry or investigation could have a material adverse effect on, the Purchaser, its business, assets or financial condition; and

(i) each of the directors, officers and nominees of NASH shall have been appointed, conditional on Closing.

The foregoing conditions precedent are for the benefit of NASH and the Shareholders and may be waived by NASH (on its own behalf and on behalf of the Shareholders) and the Shareholders, in whole or in part, without prejudice to NASH's and the Shareholders' right to rely on any other condition in favour of NASH and the Shareholders.

4.04 Notice and Cure Provisions

Each party will give prompt notice to the other parties hereto of the occurrence, or failure to occur, at any time from the date hereof until the Closing Date, of any event or state of facts which occurrence or failure would or would be likely to:

(a) cause any of the representations or warranties of such party contained herein to be untrue or inaccurate on the date hereof or at the Closing Date; or

(b) result in the failure by such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such party hereunder prior to the Closing Date.

Subject to Article VIII, no party may elect not to complete the Transaction as contemplated herein as a result of the non-fulfillment of the conditions precedent contained in Sections 4.01 , 4.02, or 4.03, as applicable, unless the party intending to rely thereon has delivered a written notice to the other parties hereto prior to the Time of Closing specifying, in reasonable detail, all breaches of representations and warranties or covenants or other matters which the party delivering such notice is asserting as the basis for the non-fulfillment of the applicable condition precedent.

ARTICLE V
CLOSING AND POST CLOSING ARRANGEMENTS

5.01 Time and Place of Closing

Closing of the Transaction shall take place at the Time of Closing at the offices of McMillan LLP, Suite 1500, Royal Centre, 1055 West Georgia Street, Vancouver, British Columbia, V6E 4N7.

5.02 Closing Deliveries of the Purchaser

At the Time of Closing, the Purchaser will deliver or cause to be delivered:

(a) share certificates evidencing the Payment Shares registered as directed by the Shareholders (or by NASH on behalf of the Shareholders), provided, however, that certificates evidencing any Payment Shares required to be held in escrow in accordance with the requirements of the CSE, or otherwise, shall be delivered directly to the Escrow Agent;

(b) certificates evidencing the Replacement Warrants registered as directed by the Warrantholders (or by NASH on behalf of the Warrantholders), provided, however, that certificates evidencing any Replacement Warrants required to be held in escrow in accordance with the requirements of the CSE, or otherwise, shall be delivered directly to the Escrow Agent;

(c) if required, an escrow agreement in a form satisfactory to the CSE, among the Purchaser, the Escrow Agent and such Shareholders as may be required by the CSE to be parties thereto, duly executed by the Purchaser;

(d) if required, evidence of the Purchaser Shareholder Approval;

(e) a certificate of one of the Purchaser's senior officers, dated as of the Closing Date, certifying: (i) that attached thereto are true and complete copies of the notice of articles and articles of the Purchaser (and all amendments thereto as in effect as on such date); (ii) all resolutions of the board of directors of the Purchaser approving the entering into of this Agreement and all ancillary agreements contemplated herein and the completion of the Transaction, including the issuance of the Payment Shares and Replacement Warrants, and (iii) as to the incumbency and genuineness of the signature of each officer of Purchaser executing this Agreement or any of the other agreements or documents contemplated hereby;

(f) the officer's certificates referred to in Sections 4.03(d) and 4.03(e);

(g) if applicable, duly executed copies of any NASH Shareholder Consent Agreement referred to in Section 4.02(c) signed by the Purchaser; and

(h) a certificate of good standing for the Purchaser.

5.03 Closing Deliveries of NASH

At the Time of Closing, NASH will deliver or cause to be delivered:

(a) consents to act for proposed directors and personal information forms for proposed directors and officers described in Sections 3.01 and 3.02;

(b) a certificate of one of NASH's senior officers, dated as of the Closing Date, certifying: (i) that attached thereto are true and complete copies of the articles and by-laws of NASH (and all amendments thereto as in effect as on such date); (ii) all resolutions of the board of directors of NASH approving the entering into of this Agreement and the completion of the Transaction; and (iii) as to the incumbency and genuineness of the signature of each officer of NASH executing this Agreement or any of the other agreements or documents contemplated hereby;

(c) the officer's certificates referred to in Sections 4.02(e) and 4.02(f);

(d) if applicable, and if not previously delivered to the Purchaser, duly executed copies of the NASH Shareholder Consent Agreements referred to in Section 4.02(c) signed by each New NASH Shareholder and NASH; and

(e) a certificate of good standing for NASH.

5.04 Closing Deliveries of the Securityholders

At the Time of Closing, each Securityholders will cause to be delivered:

(a) with respect to each Shareholder, share certificates evidencing the Purchased Shares owned by such Shareholder, duly endorsed in blank for transfer or accompanied by duly executed stock transfer powers;

(b) with respect to U.S. Securityholders, the U.S. Representation Letter attached hereto as Schedule "D"; and

(c) if required by the CSE to be delivered by such Shareholder, an escrow agreement in a form satisfactory to the CSE, among the Purchaser, the Escrow Agent and such Securityholders as may be required by the CSE to be parties thereto, duly executed by such Securityholders.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES

6.01 Representations and Warranties of the Purchaser

The Purchaser represents and warrants to and in favour of each of the Shareholders and NASH as follows and acknowledges that such parties are relying upon such representations and warranties in connection with the transactions contemplated herein:

(a) the Purchaser is a corporation validly existing and in good standing under the laws of the Province of British Columbia and is duly registered, licensed or qualified to carry on business as an extra-provincial or foreign corporation under the laws of the jurisdictions in which the nature of its business makes such registration, licensing or qualification necessary;

(b) the Purchaser is a "reporting issuer" in the provinces of British Columbia, Alberta and Ontario and is not in material default of the Securities Laws;

(c) the Purchaser has the corporate power and capacity to enter into this Agreement and each additional agreement or instrument to be delivered pursuant to this Agreement, to perform its obligations hereunder and thereunder, to own and lease its property, and to carry on its businesses as now being conducted;

(d) this Agreement has been, and each additional agreement or instrument to be delivered pursuant to this Agreement will be prior to the Time of Closing, duly authorized, executed and delivered by the Purchaser and each is, or will be at the Time of Closing, a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms;

(e) the Common Shares are listed for trading on the CSE and the Purchaser is not in material default of any of the listing requirements of the CSE;

(f) the execution and delivery of this Agreement does not, and the consummation of the Transaction will not, (i) result in a breach or violation of the articles of the Purchaser or of any resolutions of the directors or shareholders of the Purchaser, (ii) conflict with, result in a breach of, constitute a default under or accelerate the performance required by or result in the suspension, cancellation, material alteration or creation of an encumbrance upon any material agreement (including any Purchaser Material Contract), licence or permit to which the Purchaser is a party or by which the Purchaser is bound or to which any material assets or property of the Purchaser is subject, or (iii) violate any provision of any applicable law or regulation or any judicial or administrative order, award, judgment or decree applicable to the Purchaser;

(g) the authorized capital of the Purchaser consists of an unlimited number of Common Shares, of which, as of the date hereof, 57,897,356 Common Shares are issued and outstanding as fully paid and non-assessable; as of the date hereof, 11,478,332 common share purchase warrants of the Purchaser are outstanding and 4,295,000 stock options are outstanding;

(h) when issued in accordance with the terms hereof, the Payment Shares will be validly issued as fully paid and non-assessable Common Shares;

(i) when issued in accordance with the terms hereof, the Replacement Warrants will be validly issued;

(j) when issued pursuant to and in accordance with the terms and conditions of the Replacement Warrants, the Common Shares issuable under the Replacement Warrants will be validly issued as fully paid and non assessable Common Shares;

(k) other than as set out in Section 6.01(g), there are no other Common Shares or securities convertible, exercisable or exchangeable into Common Shares or preferred shares issued or outstanding;

(l) all disclosure documents of the Purchaser filed under the Securities Laws of the Provinces of British Columbia, Alberta and Ontario since the date of its incorporation, but not limited to, financial statements, prospectuses, offering memorandums, information circulars, material change reports and shareholder communications contain no untrue statement of a material fact as at the date thereof nor do they omit to state a material fact which, at the date thereof, was required to have been stated or was necessary to prevent a statement that was made from being false or misleading in the circumstances in which it was made;

(m) except for the holders of the securities set out Section 5.01(g), no person has any agreement, option, right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, including convertible securities, options, warrants or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of any unissued shares or other securities of the Purchaser;

(n) the Purchaser does not own, and has not at any time owned, and does not have any agreements of any nature to acquire, directly or indirectly, any shares in the capital of or other equity or proprietary interests in any person, and the Purchaser does not have any agreements to acquire or lease any material assets or properties or any other business operations;

(o) the audited financial statements of the Purchaser for the year ended August 31, 2017, and the unaudited interim financial statements for the nine-month period ended May 31, 2018 (collectively, the "Purchaser Financial Statements"), copies of which have been filed publicly with the British Columbia, Ontario and Alberta Securities Commissions and are available on SEDAR, are true and correct in every material respect and present fairly and accurately the financial position and results of the operations of the Purchaser for the periods then ended and the Purchaser Financial Statements have been prepared in accordance with GAAP applied on a consistent basis;

(p) to the knowledge of the Purchaser, no information has come to the attention of the Purchaser since the last date of the most recently issued Purchaser Financial Statements that would or would reasonably be expected to require any restatement or revisions of any such financial statements;

(q) the Purchaser's auditors who audited the Purchaser Financial Statements (as applicable) are independent public accountants;

(r) except as disclosed in the Purchaser Financial Statements, there are no related-party transactions or off-balance sheet structures or transactions with respect to the Purchaser;

(s) except as disclosed in the Purchaser Financial Statements, the Purchaser is not a party to, or bound by, any agreement of guarantee, indemnification, assumption or endorsement or any like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any other person;

(t) since August 31, 2017, there has been no material adverse change in the condition (financial or otherwise), assets, liabilities, operations, earnings or business of the Purchaser;

(u) the Purchaser has conducted and is conducting its business in compliance in all material respects with all applicable laws, regulations, by-laws, ordinances, regulations, rules, judgments, decrees and orders of each jurisdiction in which its business is carried on;

(v) the Contracts listed in Schedule 6.01(v) (the "Purchaser Material Contracts") constitute all the Material Contracts of the Purchaser. Each of the Purchaser Material Contracts is in full force and effect, unamended, and there exists no default, warranty claim or other obligation or liability or event, occurrence, condition or act (including the purchase and sale of the Purchased Shares hereunder and the other transactions contemplated hereunder, including, without limitation, the Financing, and the issuance of the Payment Shares) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default, or give rise to a warranty claim or other obligation or liability thereunder. The Purchaser has not violated or breached, in any material respect, any of the terms or conditions of any Purchaser Material Contract and all the covenants to be performed by any other party thereto have been fully and properly performed;

(w) there are no waivers, consents, notices or approvals required to be given or obtained by the Purchaser in connection with Transaction and the other transactions contemplated by this Agreement under any Contract to which the Purchaser is a party;

(x) no consent, approval, order or authorization of, or registration or declaration with, any applicable Governmental Authority with jurisdiction over the Purchaser is required to be obtained by the Purchaser in connection with the execution and delivery of this Agreement or the consummation of the Transaction, including, without limitation, the Financing or the issuance of the Payment Shares, except for those consents, orders, authorizations, declarations, registrations or approvals which are contemplated by this Agreement or those consents, orders, authorizations, declarations, registrations or approvals that, if not obtained, would not prevent or materially delay the consummation of the Transaction or otherwise prevent or materially delay the Purchaser from performing its obligations under this Agreement and could not reasonably be expected to have a Material Adverse Effect on the Purchaser;

(y) there is no suit, action or proceeding or, to the knowledge of the Purchaser, pending or threatened against the Purchaser that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Purchaser, and there is no judgment, decree, injunction, rule or order of any Governmental Authority outstanding against the Purchaser causing, or which could reasonably be expected to cause, a Material Adverse Effect on the Purchaser;

(z) no bankruptcy, insolvency or receivership proceedings have been instituted by the Purchaser or, to the knowledge of the Purchaser, are pending against the Purchaser;

(aa) the Purchaser has good and marketable title to its properties and assets (other than property or an asset as to which the Purchaser is a lessee, in which case it has a valid leasehold interest), except for such defects in title that individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Purchaser;

(bb) no person has any written or oral agreement, option, understanding or commitment for the purchase from the Purchaser of any of its assets or property;

(cc) the Purchaser has all permits, licences, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, applicable Governmental Authorities that are required in order to permit it to carry on its business as presently conducted, except for such permits, licences, certificates, orders, filings, applications and registrations, the failure to have or make, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Purchaser, and all such all permits, licences, certificates of authority, orders and approvals are in good standing in all material respects;

(dd) the Purchaser has filed in the prescribed manner and within the prescribed times all Tax Returns required to be filed by the Purchaser in all applicable jurisdictions as of the date hereof and all Tax Returns that have been filed by, or with respect to the Purchaser are true, complete and correct, report all income and all other amounts and information required to be reported thereon and disclose any Tax required to be paid for the periods covered thereby. The Purchaser has duly and timely paid any Tax due and payable by it, including all instalments on account of Tax that are due and payable before the date hereof, whether or not assessed by the appropriate Governmental Authority, and has duly and timely paid all assessments and reassessments it has received in respect of any Tax;

(ee) there are no audits, reassessments or other proceedings in progress or, to the knowledge of the Purchaser, threatened against the Purchaser, in respect of any Tax and, in particular, there are no currently outstanding reassessments or written enquiries which have been issued or raised by any Governmental Authority relating to any Tax, and the Purchaser is not aware of any contingent liability of the Purchaser for Tax or any grounds that could prompt an assessment or reassessment for any Tax, and the Purchaser has not received any indication from any Governmental Authority that any assessment or reassessment is proposed;

(ff) the Purchaser has deducted, withheld or collected and remitted in a timely manner to the relevant Governmental Authority each Tax or other amount required to be deducted, withheld or collected and remitted by the Purchaser;

(gg) the Purchaser has not been notified by any Governmental Authority of any investigation with respect to it that is pending or threatened, nor has any Governmental Authority notified the Purchaser of such Governmental Authority's intention to commence or to conduct any investigation, that could be reasonably likely to have a Material Adverse Effect on the Purchaser;

(hh) no current or former employee, officer or director of the Purchaser is entitled to a severance, termination or other similar payment as a result of the Transaction;

(ii) the Corporate Records of the Purchaser are complete and accurate in all material respects and all corporate proceedings and actions reflected therein have been conducted or taken in compliance with all applicable laws and with the constating documents of the Purchaser, and without limiting the generality of the foregoing: (i) the minute books contain complete and accurate minutes of all meetings of the directors (and any committee thereof) and shareholders of the Purchaser; (ii) such minute books contain all written resolutions passed by the directors (and any committee thereof) and shareholders of the Purchaser; (iii) the share certificate books, if any, the central securities register and register of transfers, and branch registers, of the Purchaser are complete and accurate, and all transfers of shares of the Purchaser reflected therein have been duly completed and approved; and (iv) the registers of directors and officers are complete and accurate and all former and present directors and officers of the Purchaser were duly elected or appointed as the case may be.

(ii) all Books and Records of the Purchaser have been fully, properly and accurately kept and, where required, completed in accordance with generally accepted accounting principles, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein; and

(jj) to the knowledge of the Purchaser, no representation or warranty of the Purchaser contained in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

6.02 Representations and Warranties of the Securityholders

Each of the Securityholders, on its own behalf and not on behalf of any other Securityholders, hereby severally (and, for greater certainty, not jointly with any other Securityholders) represents and warrants to the Purchaser as follows and acknowledges that the Purchaser is relying on such representations and warranties in connection with the transactions contemplated herein:

(a) this Agreement has been, and each additional agreement or instrument required to be delivered pursuant to this Agreement will be prior to the Time of Closing, duly authorized, executed and delivered by the Securityholders and each is, or will be at the Time of Closing, a legal, valid and binding obligation of the Securityholders, enforceable against the Securityholders in accordance with its terms;

(b) if the Securityholders is not an individual, the Securityholders is validly existing under the laws of its jurisdiction of organization and has the corporate or other power to enter into this Agreement and any other agreement to which it is, or is to become, a party to pursuant to the terms hereof and to perform its obligations hereunder and thereunder;

(c) the execution and delivery of this Agreement does not, and the consummation of the Transaction will not, (i) if the Securityholders is not an individual, result in a breach or violation of the articles or by-laws of the Securityholders (or other constating documents of the Shareholder) or of any resolutions of the directors or shareholders of the Securityholders, or (ii) violate any provision of any applicable law or regulation or any judicial or administrative order, award, judgment or decree applicable to the Securityholders;

(d) with respect to Shareholders, the Shareholder is the registered and beneficial owner of that number of NASH Shares, as the case may be, set forth opposite the Shareholder's name in Schedule "A" (such common shares comprising part of the Purchased Shares), free and clear of all liens, charges, mortgages, security interests, pledges, demands, claims and other encumbrances of any nature whatsoever;

(e) with respect to Warrantholders, the Warrantholder is the registered and beneficial owner of that number of Warrants set forth opposite the Warrantholder's name in Schedule "B";

(f) except for the Purchaser's rights hereunder, no person has any agreement or option or any right or privilege capable of becoming an agreement for the purchase of the common shares of NASH (namely the Purchased Shares) held or beneficially owned by the Shareholder and none of such common shares of NASH are subject to any voting trust, shareholders agreement, voting agreement or other agreement with respect to the disposition or enjoyment of any rights of such common shares of NASH;

(g) no consent, approval, order or authorization of, or registration or declaration with, any applicable Governmental Authority with jurisdiction over the Securityholders is required to be obtained by the Securityholders in connection with the execution and delivery of this Agreement or the consummation by the Shareholder of the Transaction, except for those consents, orders, authorizations, declarations, registrations or approvals which are contemplated by this Agreement or those consents, orders, authorizations, declarations, registrations or approvals that, if not obtained, would not prevent or materially delay the consummation of the Transaction or otherwise prevent the Securityholders from performing its obligations under this Agreement;

(h) except for the Non-Resident Securityholders, the Securityholders is not a "non-resident" of Canada within the meaning of the Tax Act;

(i) unless the Securityholders is a U.S. Securityholder and has completed and delivered a U.S. Representation Letter for U.S. Securityholders in the form attached hereto as Schedule "D" (in which case the Securityholders makes the representations, warranties and covenants therein):

(i) the offer to purchase the Shareholder's Purchased Shares or Warrants, as the case may be, was not made to the Securityholders when either the Securityholders or any beneficial purchaser for whom it is acting, if applicable, was in the United States;

(ii) the Securityholders is not a U.S. Person, is not in the United States and is not acquiring the applicable Payment Shares or Replacement Warrants on behalf of, or for the account or benefit of, a U.S. Person or a person in the United States;

(iii) at the time this Agreement was executed and delivered by the Securityholders, the Securityholders was outside the United States;

(iv) if the Securityholders is a corporation or entity, (A) a majority of the Securityholder's voting equity is beneficially owned by persons resident outside the United States; and (B) the Securityholder's affairs are wholly controlled and directed from outside of the United States;

(v) the Securityholders or any beneficial purchaser for whom it is acting, if applicable, has no intention to distribute either directly or indirectly any of the Payment Shares or Common Shares issued upon exercise of any Replacement Warrants in the United States, except in compliance with the U.S. Securities Act; and

(vi) the current structure of this transaction and all transactions and activities contemplated in this Agreement is not a scheme to avoid the registration requirements of the U.S. Securities Act and any applicable state securities laws;

(j) Non-Resident Securityholders represent, warrant and/or acknowledge, as applicable, that:

(i) the Payment Shares, and any Common Shares issued upon the exercise of Replacement Warrants, issuable hereunder have not been and will not be registered under the securities laws of any foreign jurisdiction and that the issuance of the Payment Shares, Replacement Warrants and any Common Shares issued upon the exercise of ReplacementWarrants pursuant to the terms of this Agreement is being made in reliance on applicable exemptions; and

(ii) the receipt of the Payment Shares and Replacement Warrants by Non-Resident Securityholders does not contravene any of the applicable securities legislation in the jurisdiction in which it is resident and does not trigger: (i) any obligation to prepare and file a prospectus or similar document, or any other report with respect to such transfer; and (ii) any registration or other obligation on the part of Purchaser;

(k) the Securityholders has not authorized any person to act as broker or finder or in any other similar capacity in connection with the transactions contemplated by this Agreement, that in any manner may or will impose liability on NASH or the Purchaser; and

(l) to the knowledge of the Securityholders, no representation or warranty of the Securityholders contained in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

6.03 Representations and Warranties of NASH

NASH represents and warrants to the Purchaser as follows, except as Disclosed, and acknowledges that the Purchaser is relying on such representations and warranties in connection with the transactions contemplated herein:

(a) NASH is a corporation validly existing and in good standing under the laws of the jurisdiction of incorporation and is duly registered, licensed or qualified to carry on business under the laws of the jurisdictions in which the nature of its business makes such registration, licensing or qualification necessary;

(b) NASH has the corporate power and capacity to enter into this Agreement and each additional agreement or instrument to be delivered pursuant to this Agreement, to perform its obligations hereunder and thereunder to own and lease it property, and to carry on its businesses as now being conducted;

(c) this Agreement has been, and each additional agreement or instrument to be delivered pursuant to this Agreement will be prior to the Time of Closing, duly authorized, executed and delivered by NASH and each is, or will be at the Time of Closing, a legal, valid and binding obligation of NASH, enforceable against NASH in accordance with its terms;

(d) the execution and delivery of this Agreement does not, and the consummation of the Transaction will not, (i) result in a breach or violation of the articles or by-laws of NASH or of any resolutions of the directors or shareholders of NASH, (ii) conflict with, result in a breach of, constitute a default under or accelerate the performance required by or result in the suspension, cancellation, material alteration or creation of an encumbrance upon any material agreement (including any NASH Material Contract), license or permit to which NASH is a party or by which NASH is bound or to which any material assets or property of NASH is subject, or (iii) violate any provision of any applicable law or regulation or any judicial or administrative order, award, judgment or decree applicable to NASH;

(e) the authorized capital of NASH consists of an unlimited number of common shares, of which, as of the date of this Agreement, 15,800,000 NASH Shares are issued and outstanding as fully paid and non-assessable shares; as of the date hereof, 14,800,000 common share purchase warrants of NASH are outstanding and nil stock options are outstanding;

(f) NASH does not own, and has not at any time owned, and does not have any agreements of any nature to acquire, directly or indirectly, any shares in the capital of or other equity or proprietary interests in any person, and NASH does not have any agreements to acquire or lease any material assets or properties or any other business operations;

(g) no person (other than the Purchaser pursuant to this Agreement) has any agreement, option, right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, including convertible securities, options, warrants or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of any unissued shares or other securities of NASH;

(h) NASH has conducted and is conducting its business in compliance in all material respects with all applicable laws, regulations, by-laws, ordinances, regulations, rules, judgments, decrees and orders of each jurisdiction in which its business is carried on;

(i) the Contracts listed in the Disclosure Letter (the "NASH Material Contracts"), together with this Agreement, and after the execution and delivery hereof, all ancillary agreements contemplated herein, constitute all the Material Contracts of NASH. Each of the NASH Material Contracts is in full force and effect, unamended, and there exists no default, warranty claim or other obligation or liability or event, occurrence, condition or act (including the purchase and sale of the Purchased Shares hereunder and the other transactions contemplated hereunder, including, without limitation, the Financing and the issuance of the Payment Shares) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default, or give rise to a warranty claim or other obligation or liability thereunder. NASH has not violated or breached, in any material respect, any of the terms or conditions of any NASH Material Contract and all the covenants to be performed by any other party thereto have been fully and properly performed;

(j) there are no waivers, consents, notices or approvals required to be given or obtained by NASH in connection with the Transaction and the other transactions contemplated by this Agreement under any Contract to which NASH is a party;

(k) no consent, approval, order or authorization of, or registration or declaration with, any applicable Governmental Authority with jurisdiction over NASH is required to be obtained by NASH in connection with the execution and delivery of this Agreement, except for those consents, orders, authorizations, declarations, registrations or approvals which are contemplated by this Agreement or those consents, orders, authorizations, declarations, registrations or approvals that, if not obtained, would not prevent or materially delay the consummation of the Transaction or otherwise prevent or materially delay NASH from performing its obligations under this Agreement and could not reasonably be expected to have a Material Adverse Effect on NASH;

(l) there is no suit, action or proceeding or, to the knowledge of NASH, pending or threatened against NASH that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on NASH, and there is no judgment, decree, injunction, rule or order of any Governmental Authority outstanding against NASH causing, or which could reasonably be expected to cause, a Material Adverse Effect on NASH;

(m) no bankruptcy, insolvency or receivership proceedings have been instituted by NASH or, to the knowledge of NASH, are pending against NASH;

(n) NASH has good and marketable title to its properties and assets (other than property or an asset as to which NASH is a lessee, in which case it has a valid leasehold interest), except for such defects in title that individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on NASH;

(o) no person has any written or oral agreement, option, understanding or commitment, or any right or privilege capable of becoming an agreement, option, understanding or commitment for the purchase from NASH of any of its assets or property;

(p) NASH has all permits, licences, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, applicable Governmental Authorities and other persons that are required in order to permit it to carry on its business as presently conducted, except for such permits, licences, certificates, orders, filings, applications and registrations, the failure to have or make, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on NASH, and all such permits, licenses, certificates of authority, orders and approvals are in good standing and fully complied with in all material respects;

(q) NASH has filed in the prescribed manner and within the prescribed times all Tax Returns required to be filed by NASH in all applicable jurisdictions as of the date hereof and all Tax Returns that have been filed by, or with respect to NASH are true, complete and correct, report all income and all other amounts and information required to be reported thereon and disclose any Tax required to be paid for the periods covered thereby. NASH has duly and timely paid any Tax due and payable by it, including all instalments on account of Tax that are due and payable before the date hereof, whether or not assessed by the appropriate Governmental Authority, and has duly and timely paid all assessments and reassessments it has received in respect of any Tax;

(r) there are no audits, reassessments or other proceedings in progress or, to the knowledge of NASH, threatened against NASH, in respect of any Tax and, in particular, there are no currently outstanding reassessments or written enquiries which have been issued or raised by any Governmental Authority relating to any Tax, and NASH is not aware of any contingent liability of NASH for Tax or any grounds that could prompt an assessment or reassessment for any Tax, and NASH has not received any indication from any Governmental Authority that any assessment or reassessment is proposed;

(s) NASH has deducted, withheld or collected and remitted in a timely manner to the relevant Governmental Authority each Tax or other amount required to be deducted, withheld or collected and remitted by NASH;

(t) NASH has not been notified by any Governmental Authority of any investigation with respect to it that is pending or threatened, nor has any Governmental Authority notified NASH of such Governmental Authority's intention to commence or to conduct any investigation that could be reasonably likely to have a Material Adverse Effect on NASH;

(u) NASH has no employees other than those employees listed in the Disclosure Letter and NASH is not a party to any employment, management or consulting agreement of any kind whatsoever, save as set out in the Disclosure Letter;

(v) no current or former employee, officer or director of NASH is entitled to a severance, termination or other similar payment as a result of the Transaction;

(w) the Corporate Records of NASH are complete and accurate in all material respects and all corporate proceedings and actions reflected therein have been conducted or taken in compliance with all applicable laws and with the constating documents of NASH, and without limiting the generality of the foregoing: (i) the minute books of NASH contain complete and accurate minutes of all meetings of the directors and shareholders of NASH; (ii) such minute books contain all written resolutions passed by the directors and shareholders of NASH; (iii) the securities register of NASH are complete and accurate, and all transfers of shares of NASH have been duly completed and approved; and (iv) the registers of directors and officers are complete and accurate and all former and present directors and officers of NASH were duly elected or appointed as the case may be;

(x) all Books and Records of NASH have been fully, properly and accurately kept and, where required, completed in accordance with generally accepted accounting principles, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein;

(y) NASH has the exclusive right to use, sell, license, sub-license and prepare derivative works for and dispose of and has the rights to bring actions for the infringement or misappropriation of the NASH's IP that it has registered or applied for registration and NASH has not licensed, conveyed, assigned or encumbered any of the NASH's IP that it owns.  All registrations and filings necessary to preserve the rights of NASH to its IP have been made and are in good standing;

(z) all pending applications for registration of NASH's IP are in good standing with the appropriate offices and assignments have been recorded in favour of NASH to the extent recordation within a timely manner is required to preserve the rights thereto;

(aa) the execution and delivery of this Agreement or any agreement contemplated hereby will not breach, violate or conflict with any instrument or agreement governing any of NASH's IP, will not cause the forfeiture or termination of any of NASH's IP or in any way exclude the right of NASH to use, sell, license or dispose of or to bring any action for the infringement of any of NASH's IP (or any portion thereof);

(bb) There are no royalties, honoraria, fees or other payments payable by NASH to any Person by reason of, or in respect of, the ownership, use, license, sale or disposition of any of NASH's IP and there are no restrictions on the ability of NASH or any successor to or assignee from NASH to use and exploit all rights in such IP;

(cc) All maintenance fees due in accordance with the NASH's IP have been paid in a timely manner;

(dd) NASH is not a 'reporting issuer' or equivalent in any jurisdiction nor are any shares of NASH listed or quoted on any stock exchange or electronic quotation system; and

(ee) to the knowledge of NASH, no representation or warranty of NASH contained in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

6.04 Survival of Representations and Warranties

The representations and warranties made by the parties and contained in this Agreement or any document or certificate given pursuant hereto shall survive the Closing of the Transaction until the date that is 12 months from the date of Closing. No claim for breach of any representation, warranty or covenant shall be valid unless that party against whom such claim is made has been given notice thereof before the expiry of such 12-month period.

ARTICLE VII
COVENANTS

7.01 Mutual Covenants

Each of the parties hereby covenants and agrees as follows:

(a) to use commercially reasonable efforts to satisfy (or cause the satisfaction of) the conditions precedent to its obligations hereunder which are reasonably under its control and to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable under applicable laws and regulations to complete the Transaction in accordance with the terms of this Agreement. Without limiting the generality of the foregoing, in the event that any person, including without limitation, any securities regulatory authority, seeks to prevent, delay or hinder implementation of all or any portion of the Transaction or seeks to invalidate all or any portion of this Agreement, each of the parties shall use commercially reasonable efforts to resist such proceedings and to lift or rescind any injunction or restraining order or other order or action seeking to stop or otherwise adversely affecting the ability of the parties to complete the Transaction;

(b) to use commercially reasonable efforts to obtain, before the Time of Closing, all authorizations, waivers, exemptions, consents, orders and other approvals from domestic or foreign courts, Governmental Authorities, shareholders and third parties as are necessary for the consummation of the transactions contemplated herein;

(c) to use commercially reasonable efforts to defend or cause to be defended any lawsuits or other legal proceedings brought against it challenging this Agreement or the completion of the Transaction; no party will settle or compromise any claim brought against them in connection with the transactions contemplated by this Agreement prior to the Closing Date without the prior written consent of each of the others, such consent not to be unreasonably withheld or delayed;

(d) to promptly notify each of the other parties if any representation or warranty made by it in this Agreement ceases to be true and correct in all respects (in the case of any representation or warranty containing any materiality or Material Adverse Effect qualifier) or in all material respects (in the case of any representation or warranty without any materiality or Material Adverse Effect qualifier) and of any failure to comply in any material respect with any of its obligations under this Agreement;

(e) to co-operate with each of the other parties hereto in good faith in order to ensure the timely completion of the Transaction;

(f) to use commercially reasonable efforts to co-operate with each of the other parties hereto in connection with the performance by the other of its obligations under this Agreement; and

(g) in the case of NASH and the Purchaser, to indemnify and hold harmless each of the other parties hereto (and, if applicable, such other parties' respective directors, officers, representatives and advisers) (collectively, the "Non-Offending Persons") from and against all claims, damages, liabilities, actions or demands to which the Non-Offending Persons may be subject insofar as such claims, damages, liabilities, actions or demands arise out of, or are based upon, the information supplied by NASH or the Purchaser, as applicable, for inclusion in the Listing Statement (or Information Circular, if required) having contained a misrepresentation. NASH and the Purchaser shall obtain and hold the rights and benefits of this subsection in trust for and on behalf of such parties' respective directors, officers, representatives and advisers.

7.02 Covenants of the Purchaser

The Purchaser covenants and agrees with each of the Securityholders and NASH that, until the earlier of the Closing Date and the date upon which this Agreement is terminated in accordance with Article VIII, subject to Section 10.02, it will:

(a) in a timely and expeditious manner:

(i) file and/or deliver any document or documents as may be required in order for the Transaction as contemplated herein to be effective; and

(ii) file and/or deliver any document or documents required pursuant to applicable laws and/or the rules and policies of the CSE in connection with the Transaction as contemplated herein after the Closing;

(b) not solicit, initiate, knowingly encourage, cooperate with or facilitate (including by way of furnishing any non-public information or entering into any form of agreement, arrangement or understanding) the submission, initiation or continuation of any oral or on closing of the Transaction written inquiries or proposals or expressions of interest regarding, constituting or that may reasonably be expected to lead to any activity, arrangement or transaction or propose any activities or solicitations in opposition to or in competition with the Transaction, and without limiting the generality of the foregoing, not to induce or attempt to induce any other person to initiate any shareholder proposal or "takeover bid," exempt or otherwise, within the meaning of the Securities Act (British Columbia), for securities or assets of the Purchaser, nor to undertake any transaction or negotiate any transaction which would be or potentially could be in conflict with the Transaction, including, without limitation, allowing access to any third party to conduct due diligence, nor to permit any of its officers or directors to authorize such access, except as required by statutory obligations. In the event the Purchaser, including any of its officers or directors, receives any form of offer or inquiry, the Purchaser shall forthwith (in any event within one business day following receipt) notify NASH of such offer or inquiry and provide NASH with such details as it may request

(c) to make available and afford the NASH and its authorized representatives and, if requested by NASH, provide a copy of all title documents, contracts, financial statements, minute books, share certificate books, if any, share registers, plans, reports, licences, orders, permits, books of account, accounting records, constating documents and all other documents, information and data relating to the Purchaser. The Purchaser will afford NASH and its authorized representatives every reasonable opportunity to have free and unrestricted access to the Purchaser's property, assets, undertaking, records and documents. At the request of NASH, the Purchaser will execute or cause to be executed such consents, authorizations and directions as may be necessary to permit any inspection of the Purchaser's business and any of its property or to enable NASH or its authorized representatives to obtain full access to all files and records relating to any of the assets of the Purchaser maintained by governmental or other public authorities. The obligations in this Section 7.02(c) are subject to any access or disclosure contemplated herein not being otherwise prohibited by reason of a confidentiality obligation owed to a third party for which a waiver cannot be obtained, provided that in such circumstance the Purchaser will be required to disclose that information has been withheld on this basis. The exercise of any rights of inspection by or on behalf of NASH under this Section 7.02(c) will not mitigate or otherwise affect the representations and warranties of the Purchaser hereunder.

(d) make application to the CSE and diligently pursue the approval of the Transaction (including the obligation of the Purchaser to issue the Payment Shares);

(e) except for non-substantive communications, and provided that such disclosure is not otherwise prohibited by reason of a confidentiality obligation owed to a third party for which a waiver cannot be obtained (provided that in such circumstance the Purchaser will be required to disclose that information has been withheld on this basis), furnish promptly to NASH (on behalf of the Securityholders) a copy of each notice, report, schedule or other document or communication delivered, filed or received by the Purchaser in connection with or related to the Transaction, any filings under applicable laws and any dealings with any Governmental Authority in connection with or in any way affecting the Transaction as contemplated herein;

(f) use commercially reasonable efforts to satisfy (or cause the satisfaction of) the conditions precedent to its obligations set forth in this Agreement to the extent the same are within its control and to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable under all applicable laws to complete the Transaction as contemplated herein, including using commercially reasonable efforts to:

(i) obtain all necessary waivers, consents and approvals required to be obtained by it from other parties to loan agreements, leases, licenses, agreements and other Contracts, as applicable;

(ii) effect all necessary registrations and filings and submissions of information requested by any Governmental Authority required to be effected by it in connection with the Transaction and participate and appear in any proceedings of either the Purchaser or NASH before any Governmental Authority to the extent permitted by such authorities; and

(iii) fulfill all conditions and satisfy all provisions of this Agreement and the Transaction;

(g) subject to Applicable Laws, not take any action, refrain from taking any action, or permit any action to be taken or not taken inconsistent with this Agreement or which would reasonably be expected to significantly impede the consummation of the Transaction;

(h) conduct and operate its business and affairs only in the ordinary course consistent with past practice and use commercially reasonable efforts to preserve its business organization, goodwill and material business relationships with other persons and, for greater certainty, other than in respect of the Financing, it will not enter into any material transaction out of the ordinary course of business consistent with past practice without the prior consent of NASH, and the Purchaser will keep the NASH fully informed as to the material decisions or actions required or required to be made with respect to the operation of its business, provided that such disclosure is not otherwise prohibited by reason of a confidentiality obligation owed to a third party for which a waiver could not be obtained

(i) except as may be necessary or desirable in order to effect the Transaction as contemplated hereunder, not alter or amend its notice of articles or articles as the same exist at the date of this Agreement;

(j) not merge into or with, or amalgamate or consolidate with, or enter into any other corporate reorganization or arrangement with, or transfer its undertaking or assets as an entirety or substantially as an entirety to, any other person or perform any act which would render inaccurate in any material way any of its representations and warranties set forth herein as if such representations and warranties were made at a date subsequent to such act and all references to the date of this Agreement were deemed to be such later date, except as contemplated in this Agreement, and without limiting the generality of the foregoing, it will not:

(i) make any distribution by way of dividend, distribution of property or assets, return of capital or otherwise to or for the benefit of its shareholders;

(ii) increase or decrease its paid-up capital or purchase or redeem any shares except: (A) upon the exercise of share purchase warrants or options or conversion of convertible securities of the Purchaser outstanding as of the date hereof; or

(iii) issue or enter into any commitment to issue any of its shares or securities convertible into, or rights, warrants or options to acquire, any such shares, except: (A) upon the exercise of share purchase warrants or options or conversion of convertible securities of the Purchaser outstanding as of the date hereof;

(k) take all necessary corporate action and proceedings to approve and authorize the issuance of the Payment Shares to the Shareholders;

(l) prepare and file with all applicable securities commissions such notifications and fees necessary to permit, or that are required in connection with, the issuance of the Payment Shares to the Shareholders on a basis exempt from the prospectus and registration requirements of the applicable Securities Laws of the provinces of Canada in which the Shareholders are resident; and

(m) not to authorize, sell or issue, or negotiate or enter into an agreement to sell or issue, any securities of the Purchaser (including those that are convertible or exchangeable into securities of the Purchaser), other than as contemplated under this Agreement or pursuant to the exercise or conversion of share purchase warrants, options or convertible securities of the Purchaser outstanding as of the date hereof.

7.03 Covenants of NASH

NASH covenants and agrees with the Purchaser that, until the earlier of the Closing Date and the date upon which this Agreement is terminated in accordance with Article VIII, subject to Section 10.01, it will:

(a) not to solicit, initiate, knowingly encourage, cooperate with or facilitate (including by way of furnishing any non-public information or entering into any form of agreement, arrangement or understanding) the submission, initiation or continuation of any oral or written inquiries or proposals or expressions of interest regarding, constituting or that may reasonably be expected to lead to any activity, arrangement or transaction or propose any activities or solicitations in opposition to or in competition with the Transaction with the exception of various international joint ventures of NASH and/or business opportunities and the funding thereof, and without limiting the generality of the foregoing, not to induce or attempt to induce any other person to initiate any shareholder proposal or "takeover bid," exempt or otherwise, within the meaning of the Securities Act (British Columbia), for securities or assets of NASH, nor to undertake any transaction or negotiate any transaction which would be or potentially could be in conflict with the Transaction, including, without limitation, allowing access to any third party to conduct due diligence, nor to permit any of its officers or directors to authorize such access, except as required by statutory obligations. In the event, NASH, including any of its officers or directors, receives any form of offer or inquiry, NASH shall forthwith (in any event within one business day following receipt) notify the Purchaser of such offer or inquiry and provide the Purchaser with such details as it may request;

(b) to make available and afford the Purchaser and its authorized representatives and, if requested by the Purchaser, provide a copy of all title documents, contracts, financial statements, minute books, share certificate books, if any, share registers, plans, reports, licences, orders, permits, books of account, accounting records, constating documents and all other documents, information and data relating to NASH. NASH will afford the Purchaser and its authorized representatives every reasonable opportunity to have free and unrestricted access to NASH's property, assets, undertaking, records and documents. At the request of the Purchaser, NASH will execute or cause to be executed such consents, authorizations and directions as may be necessary to permit any inspection of NASH's business and any of its property or to enable the Purchaser or its authorized representatives to obtain full access to all files and records relating to any of the assets of NASH maintained by governmental or other public authorities. The obligations in this Section 7.03(b) are subject to any access or disclosure contemplated herein not being otherwise prohibited by reason of a confidentiality obligation owed to a third party for which a waiver cannot be obtained, provided that in such circumstance NASH will be required to disclose that information has been withheld on this basis. The exercise of any rights of inspection by or on behalf of Purchaser under this Section 7.03(b) will not mitigate or otherwise affect the representations and warranties of NASH hereunder;

(c) except for non-substantive communications, and provided that such disclosure is not otherwise prohibited by reason of a confidentiality obligation owed to a third party for which a waiver cannot be obtained (provided that in such circumstance NASH will be required to disclose that information has been withheld on this basis), furnish promptly to the Purchaser a copy of each notice, report, schedule or other document or communication delivered, filed or received by NASH in connection with or related to the Transaction, any filings under applicable laws and any dealings with any Governmental Authority in connection with or in any way affecting the Transaction as contemplated herein (other than in respect of an Alternative Transaction, in which case a summary of the material terms may be provided);

(d) use commercially reasonable efforts to satisfy (or cause the satisfaction of) the conditions precedent to its obligations set forth in this Agreement to the extent the same are within its control and to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable under all applicable laws to complete the Transaction, including using commercially reasonable efforts to:

(i) obtain all necessary waivers, consents and approvals required to be obtained by it from other parties to loan agreements, leases, licenses, agreements and other Contracts;

(ii) effect all necessary registrations and filings and submissions of information requested by any Governmental Authority required to be effected by it in connection with the Transaction and participate and appear in any proceedings of either NASH or the Purchaser before any Governmental Authority to the extent permitted by such authorities; and

(iii) fulfill all conditions and satisfy all provisions of this Agreement and the Transaction;

(e) subject to Applicable Laws or as authorized by this Agreement, not take any action, refrain from taking any action, or permit any action to be taken or not taken inconsistent with this Agreement or which would reasonably be expected to significantly impede the consummation of the Transaction;

(f) conduct and operate its business and affairs only in the ordinary course consistent with past practice and use commercially reasonable efforts to preserve its business organization, goodwill and material business relationships with other persons and, for greater certainty, it will not enter into any material transaction out of the ordinary course of business consistent with past practice without the prior consent of the Purchaser, and NASH will keep the Purchaser fully informed as to the material decisions or actions required or required to be made with respect to the operation of its business, provided that such disclosure is not otherwise prohibited by reason of a confidentiality obligation owed to a third party for which a waiver could not be obtained;

(g) except as may be necessary or desirable in order to effect the Transaction as contemplated hereunder, not alter or amend its articles or notice of articles as the same exist at the date of this Agreement;

(h) not merge into or with, or amalgamate or consolidate with, or enter into any other corporate reorganization or arrangement with, or transfer its undertaking or assets as an entirety or substantially as an entirety to, any other person or perform any act which would render inaccurate in any material way any of its representations and warranties set forth herein as if such representations and warranties were made at a date subsequent to such act and all references to the date of this Agreement were deemed to be such later date, except as contemplated in this Agreement, and without limiting the generality of the foregoing, it will not:

(i) make any distribution by way of dividend, distribution of property or assets, return of capital or otherwise to or for the benefit of its shareholders;

(ii) increase or decrease its paid-up capital or purchase or redeem any shares; or

(iii) issue or enter into any commitment to issue any of its shares or securities convertible into, or rights, warrants or options to acquire any such shares; and

(i) take all necessary corporate action and proceedings to approve and authorize the valid and effective transfer of the Purchased Shares to the Purchaser.

7.04 Covenants of the Securityholders

Each of the Securityholders covenants and agrees with the other parties hereto that, until the earlier of the Closing Date and the date upon which this Agreement is terminated in accordance with Article VIII, subject to Section 10.01, it will:

(a) enter into such escrow arrangements in respect of the Payment Shares as may be required in accordance with applicable securities laws and/or the policies of the CSE;

(b) except for non-substantive communications, and provided that such disclosure is not otherwise prohibited by reason of a confidentiality obligation owed to a third party for which a waiver cannot be obtained (provided that in such circumstance the Securityholder will be required to disclose that information has been withheld on this basis), furnish promptly to the Purchaser a copy of each notice, report, schedule or other document or communication delivered, filed or received by such Securityholder in connection with or related to the Transaction, any filings under applicable laws and any dealings with any Governmental Authority in connection with or in any way affecting, the Transaction as contemplated herein (other than in respect of an Alternative Transaction, in which case a summary of the material terms may be provided);

(c) use commercially reasonable efforts to satisfy (or cause the satisfaction of) the conditions precedent to its obligations set forth in this Agreement to the extent the same are within its control and to take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary, proper or advisable under all applicable laws to complete the Transaction, including using commercially reasonable efforts to:

(i) effect all necessary registrations and filings and submissions of information requested by any Governmental Authority required to be effected by it in connection with the Transaction; and

(ii) fulfill all conditions and satisfy all provisions of this Agreement and the Transaction;

(d) subject to Applicable Laws or as otherwise authorized by this Agreement, not take any action, refrain from taking any action, or permit any action to be taken or not taken, inconsistent with this Agreement or which would reasonably be expected to significantly impede the consummation of the Transaction; and

(e) not encumber in any manner the Purchased Shares and ensure that at the Time of Closing the Purchased Shares are free and clear of all Liens, charges, mortgages, security interests, pledges, demands, claims and other encumbrances whatsoever.

ARTICLE VIII
TERMINATION

8.01 Termination

This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written consent of all the parties hereto;

(b) by either NASH or the Purchaser if the Closing shall not have been consummated on or prior to the Termination Date, without liability to the terminating party on account of such termination; provided that the right to terminate this Agreement pursuant to this Section 8.01(b) shall not be available to a party whose breach or violation of any representation, warranty, covenant, obligation or agreement under this Agreement has been the cause of or has resulted in the failure of the Closing to occur on or before such date;

(c) by the Purchaser, if there has been a material breach by NASH or the Securityholders of any representation, warranty, covenant or agreement set forth in this Agreement or any of the documents contemplated hereby which breach would result in the failure to satisfy one or more of the conditions set forth in Section 4.01 which NASH or the Shareholders, as applicable, fails to cure within ten (10) Business Days after written notice thereof is given by the Purchaser;

(d) by NASH if there has been a material breach by the Purchaser of any representation, warranty, covenant or agreement set forth in this Agreement or any of the documents contemplated hereby which breach would result in the failure to satisfy one or more of the conditions set forth in Section 4.03 which the Purchaser fails to cure within ten (10) Business Days after written notice thereof is given by NASH;

(e) by the Purchaser or NASH, if NASH completes an Alternative Transaction or enters into a definitive and binding agreement to effect an Alternative Transaction; and

(f) by any party, if any permanent injunction or other order of a court or other competent authority preventing the Closing shall have become final and non-appealable; provided, however, that no party shall be entitled to terminate this Agreement if such party's material breach of this Agreement or any of the documents contemplated hereby has resulted in such permanent injunction or order.

8.02 Effect of Termination

Upon termination of this Agreement in accordance with the terms hereof, the parties hereto shall have no further obligations under this Agreement, other than the obligations contained in Sections 11.03 and 11.08.

ARTICLE IX
INDEMNIFICATION

9.01 Indemnification by the Purchaser

Subject to Section 6.04, the Purchaser shall indemnify and save the Securityholders and NASH harmless for and from:

(a) any loss, damages or deficiencies suffered by the Shareholders or NASH as a result of any breach of representation, warranty or covenant on the part of the Purchaser contained in this Agreement or in any certificate or document delivered pursuant to or contemplated by this Agreement; and

(b) all claims, demands, costs and expenses, including legal fees, in respect of the foregoing.

9.02 Indemnification by NASH

Subject to Section 6.04, NASH shall indemnify and save the Purchaser harmless for and from:

(a) any loss, damages or deficiencies suffered by the Purchaser as a result of any breach of representation, warranty or covenant on the part of NASH contained in this Agreement or in any certificate or document delivered pursuant to or contemplated by this Agreement; and

(b) all claims, demands, costs and expenses, including legal fees, in respect of the foregoing.

9.03 Indemnification by Securityholders

Subject to Section 6.04, each of the Securityholders, on its own behalf, and not on behalf of any other Shareholder, severally (and for greater certainty, not jointly with any other Securityholder) shall indemnify and save the Purchaser harmless for and from:

(a) any loss, damages or deficiencies suffered by the Purchaser as a result of any breach by such Securityholder of any representation, warranty or covenant on the part of such Securityholder contained in this Agreement or in any certificate or document delivered pursuant to or contemplated by this Agreement; and

(b) all claims, demands, costs and expenses, including legal fees, in respect of the foregoing.

9.04 Notice of Claim

A party entitled to and seeking indemnification pursuant to the terms of this Agreement (the "Indemnified Party") shall promptly give written notice to the party or parties, as applicable, responsible for indemnifying the Indemnified Party (the "Indemnifying Party") of any claim for indemnification pursuant to Sections 9.01, 9.02 and 9.03 (a "Claim", which term shall include more than one Claim). Such notice shall specify whether the Claim arises as a result of a claim by a person against the Indemnified Party (a "Third Party Claim") or whether the Claim does not so arise (a "Direct Claim"), and shall also specify with reasonable particularity (to the extent that the information is available):

(a) the factual basis for the Claim; and

(b) the amount of the Claim, or, if any amount is not then determinable, an approximate and reasonable estimate of the likely amount of the Claim.

9.05 Procedure for Indemnification

(a) Direct Claims. With respect to Direct Claims, following receipt of notice from the Indemnified Party of a Claim, the Indemnifying Party shall have 30 days to make such investigation of the Claim as the Indemnifying Party considers necessary or desirable. For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying party the information relied upon by the Indemnified Party to substantiate the Claim. If the Indemnified Party and the Indemnifying Party agree at or prior to the expiration of such 30 day period (or any mutually agreed upon extension thereof) to the validity and amount of such Claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full agreed upon amount of the Claim.

(b) Third Party Claims. With respect to any Third Party Claim, the Indemnifying Party shall have the right, at its own expense, to participate in or assume control of the negotiation, settlement or defence of such Third Party Claim and, in such event, the Indemnifying Party shall reimburse the Indemnified Party for all the Indemnified Party's out-of-pocket expenses incurred as a result of such participation or assumption. If the Indemnifying Party elects to assume such control, the Indemnified Party shall cooperate with the Indemnifying Party, shall have the right to participate in the negotiation, settlement or defence of such Third Party Claim at its own expense and shall have the right to disagree on reasonable grounds with the selection and retention of counsel, in which case counsel satisfactory to the Indemnifying Party and the Indemnified Party shall be retained by the Indemnifying Party. If the Indemnifying Party, having elected to assume such control, thereafter fails to defend any such Third Party Claim within a reasonable time, the Indemnified Party shall be entitled to assume such control and the Indemnifying Party shall be bound by the results obtained by the Indemnified Party with respect to such Third Party Claim.

9.06 General Indemnification Rules

The obligations of the Indemnifying Party to indemnify the Indemnified Party in respect of Claims shall also be subject to the following:

(a) without limiting the generality of Sections 9.01, 9.02 and 9.03, any Claim for breach of any representation, warranty or covenant shall be subject to Section 6.04;

(b) the Indemnifying Party's obligation to indemnify the Indemnified Party shall only apply to the extent that the Claims in respect of which the Indemnifying Party has given an indemnity, in the aggregate, exceed $5,000;

(c) notwithstanding anything to the contrary in this Agreement, the aggregate liability of an Indemnifying Party which is a Shareholder to any and all Indemnified Parties under this Article VIII shall be limited to the amount paid to such Indemnifying Party in respect of its Purchased Shares pursuant to Section 2.01; for greater certainty, no Shareholder shall be liable, in the aggregate, to any and all Indemnified Parties for any amount in excess of the value of its pro rata share of the Payment Shares;

(d) notwithstanding anything to the contrary in this Agreement, the aggregate liability of NASH or the Purchaser to any and all Indemnified Parties under this Article IX shall be limited to the value of the Payment Shares issuable under this Agreement;

(e) if any Third Party Claim is of a nature such that the Indemnified Party is required by applicable law to make a payment to any person (a "Third Party") with respect to such Third Party Claim before the completion of settlement negotiations or related legal proceedings, the Indemnified Party may make such payment and thereafter seek reimbursement from the Indemnifying Party for any such payment. If any Indemnifying Party pays, or reimburses an Indemnified Party in respect of any Third Party Claim before completion of settlement negotiations or related legal proceedings, and the amount of any liability of the Indemnified Party under the Third Party Claim in respect of which such a payment was made, as finally determined, is less than the amount which was paid by the Indemnifying Party, the Indemnified Party shall, forthwith after receipt of the difference from the Third Party, pay the amount of such difference to the Indemnifying Party;

(f) except in the circumstance contemplated by Section 9.05, and whether or not the Indemnifying Party assumes control of the negotiation, settlement or defence of any Third Party Claim, the Indemnified Party shall not negotiate, settle, compromise or pay any Third Party Claim except with the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld);

(g) the Indemnified Party shall not permit any right of appeal in respect of any Third Party Claim to terminate without giving the Indemnifying Party notice and an opportunity to contest such Third Party Claim;

(h) the Indemnified Party and the Indemnifying Party shall cooperate fully with each other with respect to Third Party Claims and shall keep each other fully advised with respect thereto (including supplying copies of all relevant documentation promptly as it becomes available); and

(i) the provisions of this Article IX shall constitute the sole remedy available to a party against another party with respect to any and all breaches of any agreement, covenant, representation or warranty made by such other party in this Agreement.

ARTICLE X
EXCLUSIVITY AND ACCESS

10.01 Obligations of NASH and Shareholders

Prior to the Termination Date, or the earlier termination of this Agreement, neither NASH nor the Shareholders shall, directly or indirectly, negotiate or deal with any party other than with the Purchaser relating to the sale or disposition of any part of the outstanding NASH Shares or assets of NASH, or solicit enquiries or provide information with respect to same. Notwithstanding the foregoing, nothing contained in this Agreement shall be interpreted to extend to the acts or omissions of any person acting in his or her capacity as a director or officer of NASH or otherwise to fetter the proper exercise of discretion of such person. In addition, nothing contained in this Agreement will prohibit, prevent or restrict NASH from furnishing or providing information in respect of or otherwise responding to or engaging in discussions or negotiations in respect of, an unsolicited Alternative Transaction not resulting from a breach of this Section 10.01, or the directors of NASH, in the fulfilment of their fiduciary duties, from supporting or facilitating any such unsolicited Alternative Transaction, or NASH or the Shareholders from completing any such Alternative Transaction, or entering into a definitive and binding agreement to effect such an Alternative Transaction, if directors of NASH determine in good faith, after consultation, to the extent considered appropriate by the directors, with its financial and legal advisors, that such unsolicited Alternative Transaction constitutes, or could reasonably be expected to lead to or result in, a transaction that would, if consummated in accordance with its terms, be more favourable to NASH or the Shareholders than the Transaction provided, however, that prior to taking such action, the directors of NASH shall have concluded, after considering applicable laws, and receiving advice of outside counsel, that such action would be a proper exercise of its fiduciary duties, or is otherwise required, under applicable laws, that it is appropriate that the directors take such action in order to properly discharge their fiduciary duties or that such action is otherwise required under applicable laws. In the event NASH or its Shareholders receive any form of offer or inquiry, NASH shall forthwith (in any event within one business day following receipt) notify the Purchaser of such offer or inquiry and provide the Purchaser with such details as it may request.

10.02 Obligations of Purchaser

Prior to the Termination Date, or the earlier termination of this Agreement, the Purchaser shall not, directly or indirectly, negotiate or deal with any party other than NASH relating to an Alternative Transaction involving the Purchaser or the acquisition by the Purchaser of all or any part of the outstanding shares or assets or property of any other person, or solicit enquiries or provide information with respect to same, provided that nothing herein shall prevent the board of directors of the Purchaser from responding to an unsolicited offer in accordance with their fiduciary duties as directors.

ARTICLE XI
GENERAL

11.01 Power of Attorney

Each of the Securityholders hereby severally and irrevocably appoints NASH as its agent and attorney to take any action that is required under the Agreement or to execute and deliver any documents on their behalf, including without limitation, for the purposes of all Closing matters (including without limitation, the receipt of certificates representing the Payment Shares or Replacement Warrants) and deliveries of documents and do and cause to be done all such acts and things as may be necessary or desirable in connection with the closing matters for the Transaction.  Without limiting the generality of the foregoing, NASH may, on its own behalf and on behalf of the Securityholders, extend the Time of Closing, modify or waive any conditions as are contemplated herein, negotiate, settle and deliver the final forms of any documents that are necessary or desirable to give effect to the Transaction (other than any escrow agreements required that a Securityholder may be required to enter into), extend such time periods as may be contemplated herein or terminate this Agreement, in its absolute discretion, as it deems appropriate. Each of the Securityholders hereby acknowledges and agrees that any decision or exercise of discretion made by NASH under this Agreement, shall be final and binding upon the Securityholders so long as such decision or exercise was made in good faith. The Purchaser shall have no duty to enquire into the validity of any document executed or other action taken by NASH on behalf of the Securityholders pursuant to this Article XI.

11.02 Notices

Any notice, consent, waiver, direction or other communication required or permitted to be given under this Agreement (each, a "notice") shall be in writing shall be in writing addressed as follows:

(a) if to the Purchaser:

Breathtec Biomedical, Inc..
#915 - 700 West Pender Street
Vancouver, British Columbia V6C 1G8
Attention: Christopher Moreau, CEO and Director
E-mail: [****]

with a courtesy copy (which copy shall not constitute notice to the Purchaser) to:

McMillan LLP

1500 Royal Centre

1055 West Georgia Street

Vancouver, British Columbia V6E 4N7
Attention: Desmond Balakrishnan

E-mail: desmond.balakrishnan@mcmillan.ca

(b) if to NASH or the Securityholders:

NASH Pharmaceuticals Inc.
179 McDermot Avenue
Winnipeg, Manitoba R3B 0S1

Attention: Dr. Mark Williams, CEO
E-mail: [****]

or such other address as may be designated by notice given by either NASH or the Purchaser to the other in accordance with this Section 11.02. Each notice shall be personally delivered to the addressee or sent by e-mail to the addressee and a notice which is personally delivered or sent by email shall, if delivered or sent prior to 4:00 p.m. (local time of the recipient) on a Business Day, be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the next Business Day. Any notice delivered to NASH in accordance with this Section 11.02 prior to the Time of Closing shall be deemed to have been delivered to each of the Shareholders. The previous sentence of this Section 11.02 shall not apply to a notice given as contemplated in Section 4.04 of the occurrence, or failure to occur, of any event or state of facts which would or would likely to cause any of the representations or warranties of any Shareholder to be untrue or inaccurate or result in the failure by any Shareholder to comply with or satisfy any covenant, condition or agreement, which notice shall not be deemed to have been received by such Shareholder unless delivered to the address of such Shareholder as reflected in the books of NASH (or after the Time of Closing, the books of the Purchaser). Any Shareholder may, from time to time, by notice given in accordance with this Section 11.02, designate or provide an address of such Shareholder for notices to be given after the Time of Closing.

11.02 Confidentiality

Prior to Closing and, if the Transaction is not completed, at all times thereafter, each of the parties hereto will keep confidential and refrain from using all information obtained by it in connection with the transactions contemplated by this Agreement relating to any other party hereto, provided however that such obligation shall not apply to any information which was in the public domain at the time of its disclosure to a party or which subsequently comes into the public domain other than as a result of a breach of such party's obligations under this Section 11.03. For greater certainty, nothing contained herein shall prevent any disclosure of information which may be required pursuant to applicable laws or pursuant to an order in judicial or administrative proceedings or any other order made by any Governmental Authority.

11.03 Assignment

No party may assign this Agreement or its rights or obligations hereunder without the prior written consent of the other parties hereto.

11.04 Binding Effect

This Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

11.05 Waiver

No waiver of any provision of this Agreement will constitute a waiver of any other provision, nor will any waiver constitute a continuing waiver unless otherwise expressly provided.

11.06 Governing Law

This Agreement shall be governed by and construed and interpreted in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein and is to be treated in all respects as a British Columbia contract.

11.07 Expenses

NASH shall be responsible for its costs and expenses incurred with respect to the transactions contemplated herein, which are comprised of its legal and accounting fees and disbursements relating to preparing this Agreement and related documents specifically relating to the transactions contemplated herein, it being acknowledged, that documentation in respect of the Transaction shall, to as great an extent as reasonably possible, be prepared by  the Purchaser's counsel with the assistance of NASH as needed. If during the term of this Agreement, the Transaction does not successfully complete, then each party will be responsible for its own expenses incurred. If either party terminates the Transaction prior to the end of the term of this Agreement and for reasons not found in Article IV then 100% of the Transaction expenses incurred up to cancellation date shall be payable by the cancelling party.

11.08 No Personal Liability

(a) No director, officer, employee or agent of the Purchaser shall have any personal liability whatsoever to NASH or the Securityholders under this Agreement or any other document delivered in connection with the Transaction on behalf of the Purchaser.

(b) No director, officer, employee or agent of NASH (in such capacity) shall have any personal liability whatsoever to the Purchaser under this Agreement or any other document delivered in connection with the Transaction on behalf of NASH.

11.10 Time of Essence

Time is of the essence of this Agreement and of each of its provisions.

11.11 Public Announcements

NASH and the Purchaser shall co-operate with the other in releasing information concerning this Agreement and the transactions contemplated herein, and shall furnish to and discuss with the other drafts of all press and other releases prior to publication. No press release or other public announcement concerning the proposed transactions contemplated by this Agreement will be made by any party hereto without the prior consent of the other parties, such consent not to be unreasonably withheld or delayed; provided that nothing contained herein shall prevent any party hereto at any time from furnishing any information to any Governmental Authority or to the public if so required by applicable law.

11.12 Further Assurances

Each party will, upon request but without further consideration, from time to time promptly execute and deliver all further documents and take all further action necessary or appropriate to give effect to and perform the provisions and intent of this Agreement and to complete the transactions contemplated herein.

11.13 Entire Agreement

This Agreement, together with the documents required to be delivered pursuant to this Agreement, constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations, and discussions, whether oral or written, between the parties hereto with respect to the subject matter hereof including the letter agreement dated August 1, 2018 between the Purchaser and NASH (which letter agreement the Purchaser and NASH hereby agree is terminated).  There are no representations, warranties, covenants or conditions with respect to the subject matter hereof except as contained in this Agreement and any document delivered pursuant to this Agreement.

11.14 Amendments

No amendment of any provision of this Agreement will be binding on any party unless consented to in writing by such party.

11.15 Severability

In the event that any provision or part of this Agreement is determined by any court or other judicial or administrative body to be illegal, null, void, invalid or unenforceable, that provision shall be severed to the extent that it is so declared and the other provisions of this Agreement shall continue in full force and effect.

11.16 Remedies Cumulative

The rights and remedies of the parties under this Agreement are cumulative and in addition to and not in substitution for any rights or remedies provided by law. Any single or partial exercise by any party hereto of any right or remedy for default or breach of any term, covenant or condition of this Agreement does not waive, alter, affect or prejudice any other right or remedy to which such party may be lawfully entitled for the same default or breach.

11.17 Counterparts

This Agreement may be executed and delivered in one or more counterparts and may be executed and delivered by facsimile or any other electronically communicated method, each of which when executed and delivered shall be deemed an original and all of which counterparts together shall be deemed to constitute one and the same instrument.

11.18 Independent Legal Advice

EACH SECURITYHOLDER ACKNOWLEDGES, CONFIRMS AND AGREES THAT HE, SHE OR IT HAS HAD THE OPPORTUNITY TO SEEK AND WAS NOT PREVENTED OR DISCOURAGED BY ANY PARTY HERETO FROM SEEKING INDEPENDENT LEGAL ADVICE PRIOR TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT AND THAT, IN THE EVENT THAT ANY SECURITYHOLDER DID NOT AVAIL HIMSELF/HERSELF/ITSELF WITH THAT OPPORTUNITY PRIOR TO SIGNING THIS AGREEMENT, SUCH SECURITYHOLDER DID SO VOLUNTARILY WITHOUT ANY UNDUE PRESSURE AND AGREES THAT SUCH SECURITYHOLDER'S FAILURE TO OBTAIN INDEPENDENT LEGAL ADVICE SHALL NOT BE USED BY HIM/HER/IT AS A DEFENCE TO THE ENFORCEMENT OF HIS/HER/ITS OBLIGATIONS UNDER THIS AGREEMENT. EACH SECURITYHOLDER ACKNOWLEDGES AND AGREES THAT MCMILLAN LLP ONLY ACTS FOR THE PURCHASER, AND NEITHER REPRESENTS OR ACTS FOR THE SECURITYHOLDERS.

[Signature pages follow.]

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto on the date first above written.

BREATHTEC BIOMEDICAL, INC.

By:	/s/ Christopher Moreau
Name: Christopher Moreau Title: CEO and Director

NASH PHARMACEUTICALS INC.

By:	/s/ Mark Williams
Name: Mark Williams Title: CEO

[Signature pages of the Securityholders follows.]

NASH Shareholders and Warrantholders

[****]

2

SCHEDULE A

Shareholders of NASH

Name and Address of Shareholder	Number of Shares
[****]

TOTAL	15,800,000

3

SCHEDULE B

Warrantholders of NASH

Name and Address of Warrantholder	Number of Warrants	Exercise Price of Warrant	Expiry Date of Warrant
[****]
TOTAL:	14,800,000

SCHEDULE C

NASH Shareholder Consent Agreement

NASH SHAREHOLDER CONSENT AGREEMENT

THIS AGREEMENT MADE EFFECTIVE AS OF___________________________________________, 2018 (the "Agreement").

AMONG:

BREATHTEC BIOMEDICAL, INC.

a corporation existing under the laws of British Columbia

(the "Purchaser")

AND:

NASH PHARMACEUTICALS INC.

a corporation existing under the laws of British Columbia

("NASH")

AND:

THE NEW NASH SHAREHOLDERS who have executed this Agreement

(individually a "New NASH Shareholder" and collectively the "New NASH Shareholders")

WHEREAS:

A. The Purchaser, NASH, the Shareholders and the Warrantholders entered into a Share Exchange Agreement dated effective September 26, 2018 and attached as Schedule "A" hereto (the "Share Exchange Agreement");

B. Pursuant to the Share Exchange Agreement, NASH agreed to the Transaction and further agreed to obtain the consent of the New NASH Shareholders to the Transaction (as defined therein); and

C. The New NASH Shareholder has agreed to provide such consent and to be bound by the terms of the Share Exchange Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do covenant and agree each with the other as follows:

1. Unless specifically defined herein or unless the context otherwise requires, terms used herein which are defined in the Share Exchange Agreement shall have the meanings ascribed to such terms in the Share Exchange Agreement.

2. On the execution of this Agreement by a New NASH Shareholder, such New NASH Shareholder covenants and agrees that it shall, together with the Shareholder (the "New NASH Shareholder's Transferor") from whom such New NASH Shareholder acquired common shares of NASH as trustee or nominee for the New NASH Shareholder's Transferor, be bound by all of the provisions of the Share Exchange Agreement as if such New NASH Shareholder and the New NASH Shareholder's Transferor were collectively an original party to the Share Exchange Agreement including, without limitation, all representations, warranties and covenants of the New NASH Shareholder's Transferor contained therein (provided that it is acknowledged and agreed that the New NASH Shareholder is the registered owner of the common shares of NASH acquired by the New NASH Shareholder referred to below, but is not the beneficial owner thereof, and that the New NASH Shareholder's Transferor is the beneficial owner of such shares).

2

3. This Agreement shall be subject to, governed by, and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein, and the parties hereby agree to attorn to the exclusive jurisdiction of the Courts of British Columbia and not to commence any form of proceedings in any other forum.

4. This Agreement may be signed by facsimile (including in .pdf format) and in counterpart, and each copy so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties have duly executed this Agreement as of the day and year first above written.

BREATHTEC BIOMEDICAL, INC.

Per:
Authorized Signatory

NASH PHARMACEUTICALS INC.

Per:
Authorized Signatory

AND THE FOLLOWING NEW NASH SHAREHOLDER:

Name:

Number of Shares:

Address:

Signed:

Witness Name:

Signed:

DATE:

SCHEDULE D

U.S. Representation Letter for U.S. Securityholders

TO: BREATHTEC BIOMEDICAL, INC. ("Breathtec")

RE: ACQUISITION OF SECURITIES OF BREATHTEC PURSUANT TO SHARE EXCHANGE AGREEMENT (the "Securities")

Capitalized terms not specifically defined in this certification have the meaning ascribed to them in the Share Exchange Agreement to which this Schedule is attached. In the event of a conflict between the terms of this certification and such Share Exchange Agreement, the terms of this certification shall prevail.

In addition to the covenants, representations and warranties contained in the Share Exchange Agreement to which this Schedule is attached, the undersigned (the "U.S. Securityholder") covenants, represents and warrants to Breathtec that:

(a) It has such knowledge, skill and experience in financial, investment and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and it is able to bear the economic risk of loss of its entire investment. To the extent necessary, the U.S. Securityholder has retained, at his or her own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of the Share Exchange Agreement and owning the Securities.

(b) Breathtec has provided to it the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and it has had access to such information concerning Breathtec as it has considered necessary or appropriate in connection with its investment decision to acquire the Securities, including access to Breathtec's public filings available on the Internet at www.sedar.com, and that any answers to questions and any request for information have been complied with to the U.S. Securityholder's satisfaction.

(c) It is acquiring the Securities for its own account, for investment purposes only and not with a view to any resale or distribution and, in particular, it has no intention to distribute either directly or indirectly the Securities in the United States or to, or for the account or benefit of, a U.S. Person or a person in the United States; provided, however, that this paragraph shall not restrict the U.S. Securityholder from selling or otherwise disposing of the Securities pursuant to registration thereof pursuant to the U.S. Securities Act and any applicable state securities laws or under an exemption from such registration requirements.

(d) The address of the U.S. Securityholder set out in the signature block below is the true and correct principal address of the U.S. Securityholder and can be relied on by Breathtec for the purposes of state blue-sky laws and the U.S. Securityholder has not been formed for the specific purpose of purchasing the Securities.

(e) It understands (i) the Securities have not been and will not be registered under the U.S. Securities Act or the securities laws of any state of the United States; and (ii) the offer and sale contemplated hereby is being made in reliance on an exemption from such registration requirements in reliance on Rule 506(b) of Regulation D and/or Section 4(a)(2) of the U.S. Securities Act.

(f) The U.S. Securityholder is

(i) an "accredited investor" as defined in Rule 501(a) of Regulation D of the U.S. Securities Act by virtue of meeting one of the following criteria set forth in Appendix A hereto (please hand-write your initials on the appropriate lines on Appendix A), which Appendix A forms an integral part hereof; or

(ii) is not an "accredited investor" as defined in Rule 501(a) of Regulation D of the U.S. Securities Act, has a pre-existing substantive relationship with Breathtec, and has completed Appendix B hereto, which forms an integral part hereof.

(g) The U.S. Securityholder has not purchased the Securities as a result of any form of "general solicitation" or "general advertising" (as those terms are used in Regulation D under the U.S. Securities Act), including advertisements, articles, press releases, notices or other communications published in any newspaper, magazine or similar media or on the Internet, or broadcast over radio or television, or the Internet or other form of telecommunications, including electronic display, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

(h) It acknowledges that the Securities will be "restricted securities", as such term is defined in Rule 144(a)(3) under the U.S. Securities Act, and may not be offered, sold, pledged, or otherwise transferred, directly or indirectly, without prior registration under the U.S. Securities Act and applicable state securities laws, and it agrees that if it decides to offer, sell, pledge or otherwise transfer, directly or indirectly, any of the Securities, it will not offer, sell or otherwise transfer, directly or indirectly, the Securities except:

(i) to Breathtec;

(ii) outside the United States in an "offshore transactions" meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act, if available, and in compliance with applicable local laws and regulations;

(iii) in compliance with the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with any applicable state securities or "blue sky" laws; or

(iv) in a transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws governing the offer and sale of securities,

and, in the case of each of (iii) and (iv) above, it has prior to such sale furnished to Breathtec and opinion of counsel in form and substance reasonably satisfactory to Breathtec stating that such transaction is exempt from registration under applicable securities laws and that the legend referred to in paragraph (k) below may be removed.

(i) It understands and agrees that the Securities may not be acquired in the United States or by a U.S. Person or on behalf of, or for the account or benefit of, a U.S. Person or a person in the United States unless registered under the U.S. Securities Act and any applicable state securities laws or unless an exemption from such registration requirements is available.

(j) It acknowledges that it has not purchased the Securities as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S under the U.S. Securities Act) in the United States in respect of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Securities.

(k) The certificates representing the Securities issued hereunder, as well as all certificates issued in exchange for or in substitution of the foregoing, until such time as the same is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws and regulations, will bear, on the face of such certificate, the following legend:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF BREATHTEC VENTURES CORP. (THE "COMPANY") THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH ALL LOCAL LAWS AND REGULATIONS; (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF CLAUSE (C) OR (D), THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT. THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT "GOOD DELIVERY" OF THE SECURITIES REPRESENTED HEREBY ON A CANADIAN STOCK EXCHANGE."

provided, that if the Securities are being sold outside the United States in compliance with the requirements of Rule 904 of Regulation S in circumstances where Rule 905 of Regulation S does not apply, and in compliance with Canadian local laws and regulations, the legend set forth above may be removed by providing an executed declaration to the registrar and transfer agent of Breathtec, in substantially the form set forth as Appendix C attached hereto (or in such other forms as Breathtec may prescribe from time to time) and, if requested by Breathtec or the transfer agent, an opinion of counsel of recognized standing in form and substance reasonably satisfactory to Breathtec and the transfer agent to the effect that such sale is being made in compliance with Rule 904 of Regulation S; and provided, further, that, if any Securities are being sold otherwise than in accordance with Regulation S and other than to Breathtec, the legend may be removed by delivery to the registrar and transfer agent and Breathtec of an opinion of counsel, of recognized standing reasonably satisfactory to Breathtec, that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

(l) It understands and agrees that there may be material tax consequences to the U.S. Securityholder of an acquisition, holding or disposition of any of the Securities. Breathtec gives no opinion and makes no representation with respect to the tax consequences to the U.S. Securityholder under United States, state, local or foreign tax law of the undersigned's acquisition, holding or disposition of such Securities. In particular, no determination has been made whether Breathtec will be a "passive foreign investment company" within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended.

(m) It consents to Breathtec making a notation on its records or giving instructions to any transfer agent of Breathtec in order to implement the restrictions on transfer set forth and described in this certification and the Share Exchange Agreement.

(n) It understands that (i) Breathtec may be deemed to be an issuer that is, or that has been at any time previously, an issuer with no or nominal operations and no or nominal assets other than cash and cash equivalents (a "Shell Company"), (ii) if Breathtec is deemed to be, or to have been at any time previously, a Shell Company, Rule 144 under the U.S. Securities Act may not be available for resales of the Securities, and (iii) Breathtec is not obligated to make Rule 144 under the U.S. Securities Act available for resales of the Securities.

(o) It understands and agrees that the financial statements of Breathtec have been prepared in accordance with International Financial Reporting Standards and therefore may be materially different from financial statements prepared under U.S. generally accepted accounting principles and therefore may not be comparable to financial statements of United States companies.

(p) It understands and acknowledges that Breathtec is incorporated outside the United States, consequently, it may be difficult to provide service of process on Breathtec and it may be difficult to enforce any judgment against Breathtec.

(q) It understands that Breathtec does not have any obligation to register the Securities under the U.S. Securities Act or any applicable state securities or "blue-sky" laws or to take action so as to permit resales of the Securities. Accordingly, the U.S. Securityholder understands that absent registration, it may be required to hold the Securities indefinitely. As a consequence, the U.S. Securityholder understands it must bear the economic risks of the investment in the Securities for an indefinite period of time.

The foregoing representations contained in this certificate are true and accurate as of the date of this certificate and will be true and accurate as of the Time of Closing.  If any such representations shall not be true and accurate prior to the Time of Closing, the undersigned shall give immediate written notice of such fact to Breathtec prior to the Time of Closing.

ONLY U.S. SECURITYHOLDERS NEED COMPLETE AND SIGN

Dated________________________2018.

X
Signature of individual (if U.S. Securityholder is an individual)

X
Authorized signatory (if U.S. Securityholder is not an individual)

Name of U.S. Securityholder (please print)

Address of U.S. Securityholder (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

Appendix "A" to

U.S. REPRESENTATION LETTER FOR U.S. SECURITYHOLDERS

TO BE COMPLETED BY U.S. SECURITYHOLDERS THAT ARE U.S. ACCREDITED INVESTORS

In addition to the covenants, representations and warranties contained in the Share Exchange Agreement and the Schedule "D" to which this Appendix is attached, the undersigned (the "U.S. Securityholder") covenants, represents and warrants to Breathtec that the U.S. Securityholder is an "accredited investor" as defined in Rule 501(a) of Regulation D of the U.S. Securities Act by virtue of meeting one of the following criteria (please hand-write your initials on the appropriate lines):

1. Initials	Any bank as defined in Section 3(a)(2) of the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the U.S. Securities Exchange Act of 1934; any insurance company as defined in Section 2(a)(13) of the U.S. Securities Act; any investment company registered under the U.S. Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the U.S. Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US$5,000,000; any employee benefit plan within the meaning of the U.S. Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are "accredited investors" (as such term is defined in Rule 501 of Regulation D of the U.S. Securities Act);

2. Initials	Any private business development company as defined in Section 202(a)(22) of the U.S. Investment Advisers Act of 1940;

3. Initials	Any organization described in Section 501(c)(3) of the U.S. Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US$5,000,000;

4. Initials	Any trust with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person (being defined as a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment);

5. Initials

A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of purchase, exceeds US$1,000,000 (for the purposes of calculating net worth),

(i) the person's primary residence shall not be included as an asset;

(ii) indebtedness that is secured by the person's primary residence, up to the estimated fair market value of the primary residence at the time of this certification, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of this certification exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(iii) indebtedness that is secured by the person's primary residence in excess of the estimated fair market value of the primary residence shall be included as a liability;

6. Initials	A natural person who had annual gross income during each of the last two full calendar years in excess of US$200,000 (or together with his or her spouse in excess of US$300,000) and reasonably expects to have annual gross income in excess of US$200,000 (or together with his or her spouse in excess of US$300,000) during the current calendar year, and no reason to believe that his or her annual gross income will not remain in excess of US$200,000 (or that together with his or her spouse will not remain in excess of US$300,000) for the foreseeable future;

7. Initials	Any director or executive officer of Breathtec; or

8. Initials	Any entity in which all of the equity owners meet the requirements of at least one of the above categories - if this category is selected, you must identify each equity owner and provide statements from each demonstrating how they qualify as an accredited investor.

ONLY U.S. SECURITYHOLDERS WHO ARE ACCREDITED INVESTORS NEED TO COMPLETE AND SIGN

Dated_______________________2018.

X
Signature of individual (if U.S. Securityholder is an individual)

X
Authorized signatory (if U.S. Securityholder is not an individual)

Name of U.S. Securityholder (please print)

Address of U.S. Securityholder (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

Appendix "B" to

U.S. REPRESENTATION LETTER FOR U.S. SECURITYHOLDERS

TO BE COMPLETED BY U.S. SECURITYHOLDERS THAT ARE NOT U.S.
ACCREDITED INVESTORS

In addition to the covenants, representations and warranties contained in the Share Exchange Agreement and the Schedule "D" to which this Appendix is attached, the undersigned (the "U.S. Securityholder") covenants, represents and warrants to Breathtec Biomedical, Inc. (also referred to herein as the "Company") that the U.S. Securityholder understands that the Securities have not been and will not be registered under the U.S. Securities Act and that the offer and sale of the Securities to the U.S. Securityholder contemplated by the Share Exchange Agreement is intended to be a private offering pursuant to Section 4(a)(2) of the U.S. Securities Act.

Your answers will at all times be kept strictly confidential. However, by signing this suitability questionnaire (the "Questionnaire") the U.S. Securityholder agrees that the Company may present this Questionnaire to such parties as may be appropriate if called upon to verify the information provided or to establish the availability of an exemption from registration of the private offering under the federal or state securities laws or if the contents are relevant to issue in any action, suit or proceeding to which the Company is a party or by which it is or may be bound. A false statement by the U.S. Securityholder may constitute a violation of law, for which a claim for damages may be made against the U.S. Securityholder. Otherwise, your answers to this Questionnaire will be kept strictly confidential.

Please complete the following questionnaire:

1. Relationship to the Officers of Directors

Are you a relative of a director, senior officer or control person of the Company:	Yes:___________________ No: ___________________
If yes, state the name of the director, senior officer or control person of the Company

If yes, state the relationship to the director, senior officer or control person of the Company

2. Close Friend of Officer or Director

Are you a close personal friend of a director, senior officer or control person of the Company:	Yes:___________________ No: ___________________

If yes, state the name of the director, senior officer or control person of the Company

If yes, state how long you have known the director, senior officer or control person of the Company

A close personal friend is an individual who has known the director, senior officer or control person for a sufficient period of time to be in a position to assess the capabilities and trustworthiness of the director, senior officer or control person. An individual is not a close personal friend solely because the individual is a member of the same organization, association or religious group.

3. Close Business Associate of an Officer or Director

Are you a close business associate of a director, senior officer or control person of the Company:	Yes:___________________ No: ___________________
If yes, state the name of the director, senior officer or control person of the Company

If yes, describe your business relationship with the director, senior officer or control person of the Company

A close business associate is an individual who has had sufficient prior business dealings with the director, senior officer or control person to be in a position to assess the capabilities and trustworthiness of the director, senior officer or control person. A casual business associate or a person introduced or solicited for the purpose of purchasing securities is not a close business associate. An individual is not a close business associate solely because the individual is a client or former client. For example, an individual is not a close business associate of a registrant or former registrant solely because the individual is a client or former client of that registrant or former registrant. The relationship between the individual and the director, senior officer or control person must be direct. For example, the exemption is not available for a close business associate of a close business associate of a director, senior officer or control person.

4. Income

"income" shall mean adjusted gross income as reported for federal tax purposes reduced by (a) any deduction for long term capital gain, (b) any deduction for depletion, (c) any exclusion for interest and (d) any losses allocated to the U.S. Securityholder as an individual

(a) Was your annual income for the calendar year ended December 31, 2017 over US$150,000?

Yes_______No

(b) Was your annual income for the calendar year ended December 31, 2016 over $150,000?

Yes_______No

(c) Do you anticipate that your annual income for the year ended December 31, 2018 will be over $150,000?

Yes_______No

(d) Do you anticipate that your current amount of income will change in the foreseeable future?

Yes_______No

If so, when, why and to what amount will that income change?:

(e) If your responses to questions 4(a) through 4(c) were "No," please provide your annual income for the calendar years ending December 31, 2017 and December 31, 2016.

December 31, 2017: $
December 31, 2016: $

(f) If your responses to questions 4(a) through 4(c) were "No" please provide your joint annual income with your spouse for the calendar years ending December 31, 2017 and December 31, 2016.

December 31, 2017: $
December 31, 2016: $

5. Net Worth

(a) Please provide your net worth (for the purposes of calculating net worth: (i) your primary residence shall not be included as an asset; (ii) indebtedness that is secured by your primary residence, up to the estimated fair market value of the primary residence at the time of the sale and purchase of Securities contemplated by the accompanying Share Exchange Agreement, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale and purchase of the Securities contemplated by the accompanying Share Exchange Agreement exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by your primary residence in excess of the estimated fair market value of the primary residence shall be included as a liability)

Net Worth: $

(b) Does your proposed purchase of the Securities exceed:

         10% of your net worth (excluding your personal residence, home furnishings and automobiles)?

         20% of your net worth (excluding your personal residence, home furnishings and automobiles)?

6. Educational Background

(a) Briefly describe educational background, relevant institutions attended, dates, degrees:

(b) Briefly describe business involvement or employment during the past 10 years or since graduation from school, whichever period is shorter. (Specific employers need not be named. A sufficient description is needed to assist the Company in determining the extent of vocationally related experience in financial and business matters).

7. Investment experience

(a) Please indicate the frequency of your investment in marketable securities:

(  ) Often; (  ) Occasionally; (  ) Seldom; (  ) Never.

(b) Please indicate the frequency of your investment in commodities futures:

(  ) Often; (  ) Occasionally; (  ) Seldom; (  ) Never.

(c) Please indicate the frequency of your investment in options:

(  ) Often; (  ) Occasionally; (  ) Seldom; (  ) Never.

(d) Please indicate the frequency of your investment in securities purchased on margin:

(  ) Often; (  ) Occasionally; (  ) Seldom; (  ) Never.

(e) Please indicate the frequency of your investment in unmarketable securities;

(  ) Often; (  ) Occasionally; (  ) Seldom; (  ) Never.

(f) Have your purchased securities sold in reliance on the private offering exemptions from registration pursuant to the U.S. Securities Act or any state laws during the past three years?

Yes__________________ No  __________________

If you answered "Yes," please provide the following information:

	Nature of	Business	Total amount
Year	Security	of issuer	invested

.

(g) Do you believe you have sufficient knowledge and experience in financial and business affairs that you can evaluate the merits and risks of a purchase of the Securities?

Yes__________________ No  __________________

(h) Do you believe you have sufficient knowledge of investments in general, and investments similar to a purchase of the Securities in particular, to evaluate the risks associated with a purchase of the Securities?

Yes__________________ No  __________________

You hereby acknowledge that the foregoing statements are true and accurate to the best of your information and belief and that you will promptly notify the Company of any changes in the foregoing answers.

ONLY U.S. SECURITYHOLDERS WHO ARE NOT ACCREDITED INVESTORS NEED TO COMPLETE AND SIGN

Dated_____________________2018.

X
Signature of individual (if U.S. Securityholder is an individual)

X
Authorized signatory (if U.S. Securityholder is not an individual)

Name of U.S. Securityholder (please print)

Address of U.S. Securityholder (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

Appendix "C" to

U.S. REPRESENTATION LETTER FOR U.S. SECURITYHOLDERS

Form of Declaration for Removal of Legend

TO: BREATHTEC BIOMEDICAL, INC. (the "Corporation")

TO: Registrar and transfer agent for the shares of the Corporation

The undersigned (A) acknowledges that the sale of_________________________(the "Securities") of the Corporation, represented by certificate number(s)_____________________, to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and (B) certifies that (1) the undersigned is not (a) an "affiliate" of the Corporation (as that term is defined in Rule 405 under the U.S. Securities Act, except any officer or director of the Company who is an affiliate solely by virtue of holding such position) (b) a "distributor" as defined in Regulation S or (c) an affiliate of a distributor; (2) the offer of such Securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange or another "designated offshore securities market", and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States; (3) neither the seller nor any affiliate of the seller nor any person acting on their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such Securities; (4) the sale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the Securities are "restricted securities" (as that term is defined in Rule 144(a)(3) under the U. S. Securities Act); (5) the seller does not intend to replace such Securities with fungible unrestricted securities; and (6) the contemplated sale is not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

Dated_____________________20 .	X
Signature of individual (if Seller is an individual)

X
Authorized signatory (if Seller is not an individual)

Name of Seller (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

Affirmation by Seller's Broker-Dealer
(Required for sales pursuant to Section (B)(2)(b) above)

We have read the foregoing representations of our customer,___________________________________(the "Seller"), dated___________________________, 20____, with regard to the sale, for such Seller's account, of              common shares (the "Securities") of Breathtec Biomedical, Inc. (the "Corporation") represented by certificate number(s)                                          . We have executed sales of the Securities pursuant to Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), on behalf of the Seller. In that connection, we hereby represent to you as follows:

(1) no offer to sell Securities was made to a person in the United States;

(2) the sale of the Securities was executed in, on or through the facilities of the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange or another "designated offshore securities market" (as defined in Rule 902(b) of Regulation S under the U.S. Securities Act), and, to the best of our knowledge, the sale was not pre-arranged with a buyer in the United States;

(3) no "directed selling efforts" were made in the United States by the undersigned, any affiliate of the undersigned, or any person acting on behalf of the undersigned; and

(4) we have done no more than execute the order or orders to sell the Securities as agent for the Seller and will receive no more than the usual and customary broker's commission that would be received by a person executing such transaction as agent.

For purposes of these representations: "affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the undersigned; "directed selling efforts" means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the Securities (including, but not be limited to, the solicitation of offers to purchase the Securities from persons in the United States); and "United States" means the United States of America, its territories or possessions, any State of the United States, and the District of Columbia.

Legal counsel to the Corporation shall be entitled to rely upon the representations, warranties and covenants contained herein to the same extent as if this affirmation had been addressed to them.

Name of Firm

Name of Firm

By:
Authorized Officer

Dated:	______________________________20